Exhibit 10.1

EXECUTION VERSION

SETTLEMENT AGREEMENT

Table of Contents

PREAMBLE		1

RECITALS		2

1.	Definitions	7

2.	Lodging, Stay, Settlement Process, Termination, and Effective Date	17

3.	Payment of Settlement Proceeds and Exchange of Other Consideration	23

4.	Mutual Releases and Covenants Not to Sue	25

5.	Representations of the Parties	34

6.	Affirmative Covenants	36

7.	Entire Agreement	40

8.	Effect if Void	40

9.	Confidentiality	41

10.	Remedies	41

11.	Reservation of Rights	42

12.	Notice	44

13.	Miscellaneous	46

PREAMBLE

THIS SETTLEMENT AGREEMENT (the “Agreement” or “Settlement Agreement”) is made on April 3, 2014, by and among (1) the Anadarko Litigation Trust (the “Litigation Trust”), by and through its authorized representative and trustee, John C. Hueston (the “Litigation Trustee”), not individually but solely in his representative capacity as Litigation Trustee; (2) the United States of America, in its capacity as plaintiff-intervenor in the Adversary Proceeding (as defined below) pursuant to its Complaint-in-Intervention (as defined below), and acting for and on behalf of the United States Environmental Protection Agency (“U.S. EPA”), the United States Department of Agriculture, acting through the United States Forest Service (the “Forest Service”), the United States Department of the Interior (“DOI”), acting through the Fish and Wildlife Service and the Bureau of Land Management, the United States Department of Commerce, acting through the National Oceanic and Atmospheric Administration (“NOAA”), the United States Department of Defense, including the United States Department of the Army, United States Army Corps of Engineers, United States Department of the Navy, and United States Department of the Air Force (“DOD”), and the Nuclear Regulatory Commission (“NRC”); and (3) Anadarko Petroleum Corporation, Kerr-McGee Corporation, Anadarko US Offshore Corporation (f/k/a Kerr-McGee Oil & Gas Corporation), Kerr-McGee Worldwide Corporation, KM Investment Corporation (improperly named as Kerr-McGee Investment Corporation in the Second Amended Adversary Complaint (as defined below)), Kerr-McGee Shared Services Company LLC, Kerr-McGee Credit LLC1, and Kerr-McGee Stored Power Company LLC (collectively, “Anadarko,” and each individually an “Anadarko Entity”).

[1]	Kerr-McGee Credit LLC was dissolved in 2007. At the time of dissolution, Kerr-McGee Worldwide Corporation was its sole member.

RECITALS

A. On January 12, 2009, Tronox Incorporated and certain of its affiliates (collectively, the “Debtors”) commenced chapter 11 cases (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). On November 30, 2010, the Bankruptcy Court confirmed the Debtors’ First Amended Joint Plan of Reorganization (as defined below) (the “Plan”). On February 14, 2011, the Plan became effective.

B. In the Chapter 11 Cases, the United States, other governmental entities, and other Persons filed Proofs of Claim (as defined below) against the Debtors on account of, among other things, alleged environmental claims, obligations, and/or liabilities at certain of the Covered Sites (as defined below) (as to such Proofs of Claims filed by the United States and other governmental entities, the “Bankruptcy Environmental Claims,” and as to such Proofs of Claim filed by other Persons, the “Bankruptcy Indirect Environmental Claims”). Various tort claimants filed Proofs of Claim against the Debtors on account of alleged tort liabilities, including for personal injury and property damage (the “Bankruptcy Tort Claims” and, together with the Bankruptcy Environmental Claims and the Bankruptcy Indirect Environmental Claims, the “Bankruptcy Claims”). The Bankruptcy Claims were (or will be) resolved or addressed pursuant to the Plan and related agreements, including the Environmental Settlement Agreement (as defined below), the Cimarron Environmental Response Trust Agreement, the Multistate Environmental Response Trust Agreement, the Nevada Environmental Response Trust Agreement, the Savannah Environmental Response Trust Agreement, the West Chicago Environmental Response Trust Agreement, and the Tort Claims Trust Agreement (each as defined below and collectively, but excluding the Plan and the Environmental Settlement Agreement, the “Environmental and Tort Trust Agreements”), and the Litigation Trust Agreement (as defined below), and other prior proceedings of the Bankruptcy Court.

C. There are two complaints against Anadarko currently being jointly litigated in Tronox Inc., et al. v. Kerr-McGee Corporation, et al. (In re Tronox Inc.), Adv. Proc. No. 09-01198 (Bankr. S.D.N.Y.):

(i) the Second Amended Adversary Complaint (the “Second Amended Adversary Complaint”), originally commenced during the Chapter 11 Cases by certain of the Debtors but assigned and transferred to, and currently prosecuted by, the Litigation Trust for the benefit of its beneficiaries (including the United States) pursuant to the Plan, the Litigation Trust Agreement, and the Environmental Settlement Agreement, and which, at the time of trial, asserted claims including: actual fraudulent transfer under Bankruptcy Code §§ 544(b) and 550(a); constructive fraudulent transfer under Bankruptcy Code §§ 544(b) and 550(a); constructive fraudulent transfer under Bankruptcy Code §§ 548 and 550(a); breach of fiduciary duty; equitable subordination; and equitable disallowance; and which originally asserted claims for civil conspiracy, aiding and abetting fraudulent conveyance, unjust enrichment, disallowance of claims pursuant to § 502(d) of the Bankruptcy Code, and disallowance of contingent indemnity claims pursuant to § 502(e)(1)(B) of the Bankruptcy Code; and

(ii) the Complaint-In-Intervention (the “Complaint-in-Intervention”) filed by the United States, asserting claims under the FDCPA (as defined below).

D. The Plan, Litigation Trust Agreement, and Environmental Settlement Agreement assigned, as provided in the Confirmation Order (as defined below) (including, but not limited to,

paragraphs 126, 127 and 131) and the Litigation Trust Agreement (including, but not limited to, sections 2(a)(iii), 2(a)(viii), 2(b) and 4(b)(iv)), all of the Debtors’ respective rights and interests in the Adversary Proceeding (as defined below, but excluding the Complaint-in-Intervention) and any claim or cause of action of the Debtors related thereto, whether or not asserted in the Adversary Proceeding, to the Litigation Trust for the benefit of the entities listed in Section 1(d) of the Litigation Trust Agreement, which include the Tort Claims Trust (the “Tort Claims Trust”), the Cimarron Environmental Response Trust (“Cimarron Trust”), the Multistate Environmental Response Trust (the “Multistate Trust”), the Nevada Environmental Response Trust (the “Nevada Trust”), the Savannah Environmental Response Trust (“Savannah Trust”) (the Tort Claims Trust, Cimarron Trust, Multistate Trust, Nevada Trust and Savannah Trust, along with the West Chicago Environmental Response Trust (“West Chicago Trust”), are hereafter, collectively, the “Environmental and Tort Trusts” and each individually an “Environmental and Tort Trust”), and certain governmental entities that had asserted Bankruptcy Environmental Claims against the Debtors (collectively, “Litigation Trust Beneficiaries” and each individually a “Litigation Trust Beneficiary”). Pursuant to the Plan, Litigation Trust Agreement, Environmental Settlement Agreement, and Environmental and Tort Trust Agreements (other than the West Chicago Environmental Response Trust Agreement), the Litigation Trust Beneficiaries and beneficiaries of the Environmental and Tort Trusts (together with the Litigation Trust Beneficiaries, the “Beneficiaries” and each individually a “Beneficiary”) are entitled to have paid, on account of their Bankruptcy Environmental Claims and Bankruptcy Tort Claims, specified allocations (the “Distribution Scheme”) of a share of the net proceeds of any recovery from the Adversary Proceeding, the principal allocation of which involves payment of approximately 88% of the net proceeds of any recovery on account of Bankruptcy Environmental Claims and payment of approximately 12% of the net proceeds of any recovery on account of Bankruptcy Tort Claims, with subsidiary allocations on account of the Bankruptcy Environmental Claims and Bankruptcy Tort Claims governed by the Environmental Settlement Agreement, Litigation Trust Agreement, and the Environmental and Tort Trust Agreements (other than the West Chicago Environmental Response Trust Agreement).

E. The Bankruptcy Claims and the Adversary Proceeding relate to, among other things, tort claims and environmental claims, causes of action and obligations asserted against the Debtors in respect of the Covered Sites (as defined below). As and to the extent described more fully in the Environmental Settlement Agreement, the Distribution Scheme provides that approximately 88% of the net proceeds generated from the Adversary Proceeding will be distributed to trusts created to conduct Environmental Actions at one or more Covered Sites and to federal, state, or tribal governments in satisfaction of claims for costs previously expended or to be expended at Covered Sites or for Environmental Actions expected to be performed at Covered Sites.

F. On May 8, 2012, the Bankruptcy Court held that Anadarko Petroleum Corporation was entitled to summary judgment dismissing it from the Adversary Proceeding. The other Anadarko Entities (“Anadarko Trial Defendants”) remained subject to the claims in the Adversary Proceeding. An order has not yet been entered reflecting the dismissal of Anadarko Petroleum Corporation with prejudice.

G. From May 15, 2012 to September 13, 2012, the Bankruptcy Court held trial with respect to claims against the Anadarko Trial Defendants.

H. On December 12, 2013, the Bankruptcy Court issued its Memorandum Opinion, After Trial (the “Decision”), finding the Anadarko Trial Defendants liable under the Second

Amended Adversary Complaint for actual and constructive fraudulent conveyances, but not liable for breach of fiduciary duty. The Bankruptcy Court requested and has received further briefing on issues respecting the amount of damages. The Decision is not a final judgment and, to date, the Bankruptcy Court has not issued a final judgment.

I. This Agreement represents a compromise and settlement of disputed claims, asserted and unasserted. In the absence of this Agreement, Anadarko would exercise its rights to seek further review and/or appeal in connection with the Adversary Proceeding.

J. On August 11, 2009, Anadarko filed Proofs of Claim (as defined below) against the Debtors, which it subsequently amended on September 11, 2009 and September 11, 2010. Also, on January 13, 2014, Kerr-McGee Corporation, pursuant to the Decision, filed a claim under section 502(h) of the Bankruptcy Code on behalf of itself and the other Anadarko Trial Defendants.

K. The Parties agree to settle, compromise and resolve their disputes related to the Adversary Proceeding, including the Trust Derivative Claims as if such Trust Derivative Claims were already asserted and now pending against the Anadarko Released Parties, and to address other matters, as and to the extent provided herein.

L. This Agreement will settle, compromise, resolve and close the Adversary Proceeding and settle, compromise, resolve and extinguish the Trust Derivative Claims, any claims that were asserted or that could have been asserted in the Second Amended Adversary Complaint, and the claims asserted in the Complaint-in-Intervention and the claims that could have been asserted in the Complaint-in-Intervention relating to the subject matter of the Adversary Proceeding, together and on a global basis, to the extent provided herein.

M. This Agreement is fair and reasonable and in the public interest, and is an appropriate means of resolving these matters as it, among other things, will enable the investigation, remediation, cleanup, and recovery of natural resource damages and other compensation with respect to Covered Sites as and to the extent provided by the Distribution Scheme, and provide for payment on account of Bankruptcy Tort Claims as and to the extent provided by the Distribution Scheme, and as and to the extent provided herein.

NOW THEREFORE, without any final adjudication of any issue of fact or law, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, by their attorneys and/or authorized officials, hereby agree as follows:

AGREEMENT

1. Definitions.

1.1. “9019 Recommendation Motion” shall have the meaning set forth in Section 2.3.3.

1.2. “Adversary Proceeding” shall mean the adversary proceeding pending in the Bankruptcy Court captioned Tronox Incorporated, et al. v. Anadarko Petroleum Corporation, et al., Adversary Proceeding No. 09-01198 (ALG), including the claims asserted in the Second Amended Adversary Complaint, all claims and/or remedies that a Debtor transferred to the Litigation Trust that were asserted or could have been asserted in this adversary proceeding, and the claims asserted in the Complaint-in-Intervention and that could have been asserted in the Complaint-in-Intervention relating to the subject matter of this adversary proceeding.

1.3. “AEA” shall mean the Atomic Energy Act of 1954, 42 U.S.C. § 2011 et seq.

1.4. “Affiliate” shall have the meaning given to such term in 11 U.S.C. § 101(2), except that for an entity that is not a debtor in a bankruptcy case, this definition shall be construed as if it were.

1.5. “Agreement” or “Settlement Agreement” shall have the meaning set forth in the preamble hereto.

1.6. “Anadarko” and “Anadarko Entity” shall have the meanings set forth in the preamble hereto.

1.7. “Anadarko Covenant Parties” shall mean Anadarko and Anadarko’s successors, their affiliates and predecessors (listed on Schedule 1), assigns, and all of their past, present and future directors, officers, managers, members and employees, but only to the extent that the alleged liability of such successor, affiliate, predecessor, assign, director, officer, manager, member, or employee is based on its status as and in its capacity as a successor, affiliate, predecessor, assign, director, officer, manager, member or employee of Anadarko.

1.8. “Anadarko Party” shall mean any entity included under either Section 1.7 or 1.9.

1.9. “Anadarko Released Parties” shall mean Anadarko and each of its Affiliates, and each of their respective predecessors, successors, and assigns, all of their past, present, and future officers, directors, employees, managers, members, agents, attorneys and other representatives.

1.10. “Anadarko Trial Defendants” shall have the meaning set forth in Recital F.

1.11. “Approval Motion” and “Approval Order” shall have the meanings set forth in Section 2.3.3.

1.12. “Assignment Agreement” shall mean the agreement entitled “Assignment Agreement” dated as of December 31, 2002 between Kerr-McGee Chemical Worldwide LLC and Kerr-McGee Oil & Gas Corporation.

1.13. “Assignment, Assumption, and Indemnity Agreement” shall mean the agreement entitled “Assignment, Assumption, and Indemnity Agreement” dated as of December 31, 2002 between Kerr-McGee Chemical Worldwide LLC and Kerr-McGee Oil & Gas Corporation.

1.14. “Bankruptcy Claims” shall have the meaning set forth in Recital B.

1.15. “Bankruptcy Code” shall mean title 11 of the U.S. Code, 11 U.S.C. §§ 101-1532, as hereinafter amended.

1.16. “Bankruptcy Court” shall have the meaning set forth in Recital A.

1.17. “Bankruptcy Environmental Claims” and “Bankruptcy Tort Claims” shall have the meanings set forth in Recital B.

1.18. “Beneficiaries” shall have the meaning set forth in Recital D.

1.19. “Business Day” and “Business Days” shall mean any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close.

1.20. “CAA” shall mean the Clean Air Act, 42 U.S.C. § 7401 et seq., as hereinafter amended.

1.21. “CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601-9675, as hereinafter amended.

1.22. “Chapter 11 Cases” shall have the meaning set forth in Recital A.

1.23. “Cimarron Environmental Response Trust Agreement” shall mean the Environmental Response Trust Agreement entered into by and among the Debtors, the Cimarron

Trustee, and certain other entities, an execution copy of which was approved by the Bankruptcy Court on February 14, 2011 [Case No. 09-10156 (ALG), Dkt. No. 2812]. This term shall also include all schedules, exhibits and attachments thereto.

1.24. “Cimarron Trust” shall have the meaning set forth in Recital D.

1.25. “Complaint-in-Intervention” shall have the meaning set forth in Recital C.

1.26. “Confirmation Order” shall mean the Findings of Fact, Conclusions of Law and Order Confirming The First Amended Joint Plan of Reorganization of Tronox Incorporated et al. Pursuant to Chapter 11 of the Bankruptcy Code (Case No. 09-10156, Dkt. No. 2567).

1.27. “Covered Sites” shall mean any and all Sites (i) listed in Attachments A-1, A-2, A-3, A-4, B, D, and E of the Environmental Settlement Agreement, (ii) referenced in the Tort Claims Trust Agreement, including all schedules and attachments thereto, (iii) which were the subject of any Bankruptcy Claim, or (iv) listed in Appendix 4 to the Written Direct of Dr. Neil Ram (Adv. Proc. Dkt. No.417-9).

1.28. “CWA” shall mean the Clean Water Act, 33 U.S.C. §§ 1251-1387, as hereinafter amended.

1.29. “Debtors” shall have the meaning set forth in Recital A and shall include Tronox Incorporated; Tronox Luxembourg S.ar.l; Cimarron Corporation; Southwestern Refining Company, Inc.; Transworld Drilling Company; Triangle Refineries, Inc.; Triple S, Inc.; Triple S Environmental Management Corporation; Triple S Minerals Resources Corporation; Triple S Refining Corporation; Tronox LLC; Tronox Finance Corp.; Tronox Holdings, Inc.; Tronox Pigments (Savannah) Inc.; and Tronox Worldwide LLC.

1.30. “Decision” shall have the meaning set forth in Recital H.

1.31. “Defendants” shall mean any and all of the defendants named in the Second Amended Adversary Complaint or the Anadarko Entities named as defendants in the Complaint-in-Intervention or both.

1.32. “Distribution Scheme” shall have the meaning set forth in Recital D.

1.33. “District Court” shall mean the United States District Court for the Southern District of New York.

1.34. “DOD” shall have the meaning set forth in the preamble hereto.

1.35. “DOI” shall have the meaning set forth in the preamble hereto.

1.36. “E&P Business” shall have the meaning provided in the Assignment Agreement and the Assignment, Assumption, and Indemnity Agreement.

1.37. “Effective Date” shall have the meaning set forth in Section 2.4.1.

1.38. “Environmental Actions” shall have the meaning given to such term in the Environmental Settlement Agreement, except that (i) the following words are omitted from the first sentence of that definition: “that occur after the Effective Date and,” (ii) the last sentence is deleted in its entirety, and (iii) the term is not limited to the Sites identified in that definition; provided further that Environmental Actions at a Site include those relating to releases of hazardous substances from a portion of the Site and all areas affected by migration of such substances from the Site.

1.39. “Environmental and Tort Trusts” shall have the meaning set forth in the Recital D.

1.40. “Environmental and Tort Trust Agreements” shall have the meaning set forth in Recital B.

1.41. “Environmental Motion” shall have the meaning set forth in Section 2.3.2.

1.42. “Environmental Settlement Agreement” shall mean the Consent Decree and Environmental Settlement Agreement entered into by and among the Debtors, the United States, and certain other entities, which was approved by the Bankruptcy Court on January 26, 2011 [Case No. 09-10156 (ALG), Dkt. No. 2747], as amended by the First Amendment to Consent Decree and Environmental Settlement Agreement, which was approved by the Bankruptcy Court on February 14, 2011 [Case No. 09-10156 (ALG), Dkt. No. 2812]. This term shall also include all schedules, exhibits and attachments thereto.

1.43. “Execution” shall be deemed to have occurred upon delivery of all executed signature pages to all Parties.

1.44. “FDCPA” shall mean Subchapter D of the Federal Debt Collection Procedures Act, 28 U.S.C. §§ 3301-3308, as hereinafter amended.

1.45. “Final” shall have the meaning set forth in Section 2.3.5.

1.46. “Forest Service” shall have the meaning set forth in the preamble hereto.

1.47. “Initial Settlement Amount” shall have the meaning set forth in Section 3.1.

1.48. “Interest” shall have the meaning set forth in Section 3.3.

1.49. “Litigation Trust” and “Litigation Trustee” shall have the meanings set forth in the preamble hereto.

1.50. “Litigation Trust Agreement” shall mean the Anadarko Litigation Trust Agreement entered into by and among the Debtors, the Litigation Trustee, the United States, certain of the Litigation Trust Beneficiaries, and certain other entities, an execution copy of which was approved by the Bankruptcy Court on February 14, 2011 [Case No. 09-10156 (ALG), Dkt. No. 2812]. This term shall also include all schedules, exhibits and attachments thereto.

1.51. “Litigation Trust Beneficiaries” shall have the meaning set forth in Recital D.

1.52. “Lodging Date” shall mean the date this Agreement is lodged with the Bankruptcy Court in accordance with Section 2.1.

1.53. “Multistate Environmental Response Trust Agreement” shall mean the Environmental Response Trust Agreement entered into by and among the Debtors, the Multistate Trustee, and certain other entities, an execution copy of which was approved by the Bankruptcy Court on February 14, 2011 [Case No. 09-10156 (ALG), Dkt. No. 2812]. This term shall also include all schedules, exhibits and attachments thereto.

1.54. “Multistate Trust” shall have the meaning set forth in Recital D.

1.55. “Nevada Environmental Response Trust Agreement” shall mean the Environmental Response Trust Agreement entered into by and among the Debtors, the Nevada Trustee, and certain other entities, an execution copy of which was approved by the Bankruptcy Court on February 14, 2011 [Case No. 09-10156 (ALG), Dkt. No. 2812]. This term shall also include all schedules, exhibits and attachments thereto.

1.56. “Nevada Trust” shall have the meaning set forth in Recital D.

1.57. “NOAA” shall have the meaning set forth in the preamble hereto.

1.58. “NRC” shall have the meaning set forth in the preamble hereto.

1.59. “NRD” shall mean damages or costs incurred as a result of any injury to, destruction of, loss of, or loss of use of natural resources, as defined in 33 U.S.C. § 2701(20) and as used in 42 U.S.C. 9607(f), or in any other comparable federal law, including any and all natural resource damages assessment costs and restoration actions.

1.60. “OPA” shall mean the Oil Pollution Act of 1990, 33 U.S.C. §§ 2701-2762, as hereinafter amended.

1.61. “Parties” shall mean the Litigation Trust, the United States on behalf of U.S. EPA, DOD, DOI (on behalf of the Bureau of Land Management and the Fish and Wildlife Service), the Forest Service, NOAA, and NRC, and each Anadarko Entity.

1.62. “Party” shall mean any one of the Parties described in Section 1.61.

1.63. “Payment Date” shall have the meaning set forth in Section 3.1.

1.64. “Person” shall mean any individual, corporation, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government, tribe, tribal nation, political subdivision, department, instrumentality or agency thereof, and any other business or legal entity.

1.65. “Plan” shall mean the Debtors’ First Amended Joint Plan of Reorganization, as attached as an exhibit to the Bankruptcy Court’s Findings of Fact, Conclusions of Law and Order Confirming the First Amended Joint Plan of Reorganization [Case No. 09-10156 (ALG), Dkt. No. 2567].

1.66. “Plan Effective Date” shall mean February 14, 2011.

1.67. “Proof of Claim” shall mean any proof of claim, or writing with similar effect, filed in the Chapter 11 Cases, whether timely filed or not, pursuant to section 501 of the Bankruptcy Code, Federal Rule of Bankruptcy Procedure 3001, and/or any order of the Bankruptcy Court in the Chapter 11 Cases.

1.68. “RCRA” shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901-6992k, as hereinafter amended.

1.69. “Reorganized Debtors” shall have the meaning given to such term in the Plan.

1.70. “Report and Recommendation” shall have the meaning set forth in Section 2.3.3.

1.71. “SDWA” shall mean the Safe Drinking Water Act, 42 U.S.C. § 300f et seq., as hereinafter amended.

1.72. “Savannah Environmental Response Trust Agreement” shall mean the Environmental Response Trust Agreement entered into by and among the Debtors, the Savannah Trustee, and certain other entities, an execution copy of which was approved by the Bankruptcy Court on February 14, 2011 [Case No. 09-10156 (ALG), Dkt. No. 2812]. This term shall also include all schedules, exhibits and attachments thereto.

1.73. “Savannah Trust” shall have the meaning set forth in Recital D.

1.74. “Second Amended Adversary Complaint” shall mean the complaint referred to in Recital C.

1.75. “Settlement Proceeds” shall have the meaning set forth in Section 3.1.

1.76. “Settlement Approval Process” shall have the meaning set forth in Section 2.2.

1.77. “Site” shall mean “facility,” as that term is defined in CERCLA Section 101(9), 42 U.S.C. § 9601(9), as hereinafter amended.

1.78. “Stay” shall have the meaning set forth in Section 2.2.

1.79. “Tort Claims Trust” shall have the meaning set forth in Recital D.

1.80. “Tort Claims Trust Agreement” shall mean the Tronox Incorporated Tort Claims Trust Agreement entered into by and among Tronox Incorporated, Garretson Resolution

Group, Inc., solely in its capacity as Tort Claims Trustee, and Wilmington Trust Company, solely in its capacity as Delaware Trustee, as amended [which are filed at Case No. 09-01198 (ALG), Dkt. No. 634]. This term shall also include all schedules, exhibits and attachments thereto.

1.81. “Trust Advisory Board” shall have the meaning given to such term in the Litigation Trust Agreement. For the avoidance of doubt, members of the Trust Advisory Board as of the date of this Agreement are the Garretson Resolution Group, Inc., Greenfield Environmental Multistate Trust LLC, Le Petomane XXVII, Inc., Karen Cordry, Kathleen A. Roberts, and Pamela Esterman.

1.82. “Trust Derivative Claims” shall mean any and all claims and/or remedies that are held and/or controlled by, and which were or could have been asserted by, the Litigation Trust against any Anadarko Released Party, seeking relief or recovery arising from harm to any Debtor or any Debtor’s estate, based on any legal theory including, without limitation, such claims and/or remedies under federal or state law, statutory or common law, in equity or otherwise, arising out of or in any way related to (i) the Adversary Proceeding; (ii) the Chapter 11 Cases; (iii) the Bankruptcy Claims; (iv) the Covered Sites; and/or (v) any Anadarko Released Party’s ownership, management, operation, status, tenure, conduct, omission, action or inaction at any time as a stockholder, affiliate, owner, partner, member, manager, director, officer, employee, servant, agent, representative, attorney, creditor, successor, assign or other relationship with a Debtor and/or any of its predecessors, in each case, including, without limitation, such claims and/or remedies that are actions, causes of action, lawsuits, suits, claims, counterclaims, cross-claims, liabilities, interests, judgments, obligations, rights, demands, debts, damages, losses, grievances, promises, remedies, liens, attachments, garnishments, prejudgment and post-judgment interest, costs and expenses (including attorneys’ fees and costs incurred or to be incurred), including Unknown Claims to the maximum extent allowed under the law, whether pled or unpled, fixed or contingent, choate or inchoate, matured or unmatured, foreseen or unforeseen, accrued or unaccrued, past, present or future for fraudulent transfer, fraudulent conveyance, preference, turnover, breach of fiduciary duty, negligence, gross negligence, mismanagement, civil conspiracy, aiding and abetting, unjust enrichment, constructive trust, equitable subordination, equitable disallowance, agency, joint venture, alter ego, corporate veil piercing, usurpation of corporate opportunity, successor liability, breach of contract, fraud, intentional, reckless or negligent misrepresentation, contribution, indemnity, and all other such claims and/or remedies.

1.83. “Unknown Claims” shall mean any and all claims that the owner of the claim is not aware of or does not suspect to exist for any reason.

1.84. “United States” shall mean the United States of America and each department, agency, and instrumentality of the United States.

1.85. “U.S. EPA” shall have the meaning set forth in the preamble hereto.

1.86. “West Chicago Environmental Response Trust Agreement” shall mean the Environmental Response Trust Agreement entered into by and among the Debtors, the West Chicago Trustee, and certain other entities, an execution copy of which was approved by the Bankruptcy Court on February 14, 2011 [Case No. 09-10156 (ALG), Dkt. No. 2812]. This term shall also include all schedules, exhibits and attachments thereto.

2. Lodging, Stay, Settlement Process, Termination, and Effective Date.

2.1. Lodging of Agreement. Within ten (10) Business Days of the date of Execution of this Agreement by all Parties hereto, the United States shall lodge this Agreement with the Bankruptcy Court and, as soon as practicable thereafter, submit for publication a notice for public comment in the Federal Register regarding this Agreement.

2.2. Stay. Contemporaneously with the lodging of this Agreement with the Bankruptcy Court, the Litigation Trust, the United States, and Anadarko shall jointly seek from the Bankruptcy Court a stay (the “Stay”) of the Adversary Proceeding to allow for implementation of this Agreement (the “Settlement Approval Process”), which Stay shall remain in place until either (i) the termination of this Agreement or (ii) dismissal with prejudice of the Adversary Proceeding in accordance with Section 6.5, whichever occurs first.

2.3. Approval Motions, Public Comment, Rule 9019.

2.3.1. The United States, in its discretion, may terminate this Agreement if the public comments regarding this Agreement, following notice in the Federal Register, disclose facts or considerations that indicate that this Agreement is inappropriate, improper or inadequate, by providing a notice of termination to all Parties in accordance with Section 12.

2.3.2. Promptly after the close of the public comment period, if the United States determines not to terminate this Agreement, the United States shall file in the Bankruptcy Court a motion (the “Environmental Motion”) (i) seeking a report and recommendation recommending approval of this Agreement pursuant to the applicable fairness standards with respect to the covenants not to sue under environmental law, which report and recommendation the Parties will request to be contained in the same report and recommendation sought by the 9019 Recommendation Motion (as defined below), and (ii) requesting oral argument.

2.3.3. Within ten (10) Business Days after Execution of this Agreement by all Parties hereto, the Litigation Trust and Anadarko shall file in the Bankruptcy Court a motion, together with one or more supporting affidavits, (the “9019 Recommendation Motion”) (substantially in the form attached hereto as Exhibit A, which shall include a form of dismissal with prejudice) pursuant to Federal Rule of Bankruptcy Procedure 9019 and other applicable law (i) seeking a report and recommendation recommending approval of the settlement embodied by this Agreement pursuant to the applicable fairness standards under Federal Rule of Bankruptcy Procedure 9019 and other applicable law, which report and recommendation the parties will request to be contained in the same report and recommendation sought by the Environmental Motion (the combined report and recommendation sought by the Environmental Motion and the 9019 Recommendation Motion, the “Report and Recommendation”), and (ii) requesting a hearing in connection with the 9019 Recommendation Motion, which hearing the Parties shall request to take place simultaneously with any oral argument on the Environmental Motion. Promptly after the Bankruptcy Court issues a Report and Recommendation which recommends entry of an order by the District Court approving this Agreement, the Litigation Trust and Anadarko shall seek approval of the Report and Recommendation by the District Court, consistent and in compliance with the District Court’s Amended Standing Order of Reference, 12 Misc. 00032 (S.D.N.Y. Jan. 31, 2012), by filing a motion (the “Approval Motion”) or taking such other actions as may be necessary to request that the District Court review and approve the Report and Recommendation and issue an order (the “Approval Order”) (substantively identical to the form attached hereto as Exhibit B) approving the Report and Recommendation and determining that this Agreement meets the applicable fairness standards under Federal Rule of Bankruptcy Procedure 9019 and the applicable fairness standards with respect to the covenants not to sue under environmental law. Without limiting the foregoing, the proposed Approval Order submitted to the District Court shall include:

(a)	findings of fact and conclusions of law determining that notice of this Agreement has been complete and adequate;

(b)	a determination that the terms of this Agreement are fair, just and appropriate;

(c)

an injunction pursuant to, inter alia, 28 U.S.C. § 1651, § 105(a) of the Bankruptcy Code and Bankruptcy Rules 7001 and 7065, permanently enjoining (i) any Debtor(s), (ii) any creditor of any Debtor who filed or could have filed a claim in the Chapter 11 Cases, (iii) any other Person whose claim (A) in any way arises from or is related to the Adversary Proceeding, (B) is a Trust Derivative Claim, or (C) is duplicative of a Trust Derivative Claim, and (iv) any Person acting or purporting to act as an attorney for any of the preceding from asserting against any Anadarko Released Party (I) any Trust Derivative Claims or (II) any claims that are duplicative of Trust Derivative Claims, whether or not held or controlled by the Litigation Trust, or whether or not the Litigation Trust could have asserted such claims against any Anadarko Released Party; provided, however, that such Approval Order shall also include the following language: “The injunction herein shall not apply to or bar the following: (i) any criminal liability; (ii) any liability arising under Title 26 of the United States Code (Internal Revenue Code) or state tax laws; (iii) any liability arising under federal or state securities laws; (iv) any action to enforce a covenant not to sue, release, or agreement not to seek reimbursement contained in the Settlement Agreement; (v) any liability that an Anadarko Released Party might have that does not arise from or through a liability of a Debtor; (vi) any liability of an Anadarko Released Party due to its status or acts or omissions since November 28, 2005 as a/an (A) owner, (B) operator, (C) discharger, (D) lessee, (E) permittee, (F) licensee, (G) person in charge,

(H) holder of a right of use and easement, (I) arranger for disposal or treatment, (J) transporter, or (K) person who generates, handles, transports, treats, stores or disposes of solid or hazardous waste; and (vii) any liability relating to the E&P Business or the stored power or battery business (including, but not limited to, as owned or operated by U.S. Avestor LLC and Kerr-McGee Stored Power Company LLC2), and (viii) any liability that any Anadarko Released Party retained, received or assumed pursuant to the Assignment Agreement or Assignment, Assumption, and Indemnity Agreement. For the avoidance of doubt, to the extent that a liability of an Anadarko Released Party excluded from the injunction herein by the preceding sentence would be a liability for which such Anadarko Released Party would be jointly and severally liable with others, including but not limited to one or more Debtors or Reorganized Debtors, under applicable law, nothing in this injunction is intended to alter any such applicable principles of joint and several liability where otherwise provided by law. The injunction herein further does not apply to the Litigation Trust and the United States, which are providing releases and covenants not to sue in the Settlement Agreement.”

Subject to Section 2.3.1, the United States shall file statements in support of this Agreement in the Bankruptcy Court and the District Court.

2.3.4. Anadarko shall serve the 9019 Recommendation Motion (and, if applicable, the Approval Motion) on the Litigation Trust Beneficiaries and all other Persons

[2]	Provided, however, that as it relates to Kerr-McGee Stored Power Company LLC, Section 2.3.3(c)(vii) is applicable only to the extent that such liability, if any, relates to or arises from the stored power or battery business.

currently or previously appearing on the most recent version of the Bankruptcy Court’s Rule 2002 service list and on the service list in the Adversary Proceeding. Anadarko may supplement this service with such additional service or publication it deems appropriate. Anadarko shall be solely responsible for all fees and costs incurred in providing the notice described in this Section 2.3.4.

2.3.5. For the purpose of this Agreement, any court order (including the Approval Order) becomes “Final” when it is no longer subject to appeal, rehearing, reconsideration, or petition for certiorari because (i) the time for all such appeals, motions for rehearing or reconsideration, and petitions for certiorari has expired, (ii) no appeal, motion for rehearing or reconsideration, or petition for certiorari is pending in the District Court, the Court of Appeals for the Second Circuit or the U.S. Supreme Court with respect to such order, and (iii) all issues, if any, remanded to a court with respect to such order have been addressed in an order on remand that is itself Final.

2.4. Effective Date.

2.4.1. The effective date of this Agreement is the date on which an Approval Order entered by the District Court approving the Report and Recommendation recommending approval of this Agreement becomes Final (the “Effective Date”). Promptly thereafter, Anadarko shall serve a notice that this Agreement has become effective on the Persons listed in the first sentence of Section 2.3.4 and, in Anadarko’s discretion, on any additional Persons. Anadarko shall be solely responsible for all fees and costs incurred in providing the foregoing notices.

2.4.2. This Agreement shall become effective on the Effective Date, except for Sections 2.1, 2.2, 2.3, 2.5, 5, 6.1, 6.3, 7, 8, 9, 10, 11, 12, and 13 of this Agreement,

which Sections shall, subject to Section 2.3.1, become effective upon Execution of this Agreement by all Parties.

2.5. Termination.

2.5.1. In the event that an order denying the Environmental Motion, the 9019 Recommendation Motion, or the Approval Motion (if applicable) becomes Final, or in the event that the United States exercises its right to terminate this Agreement under Section 2.3.1, then this Agreement shall terminate and be null and void (except that Sections 8 and 9 shall survive termination of this Agreement), and each of the Parties’ respective interests, rights, remedies and defenses shall be fully restored without prejudice.

2.5.2. Upon termination of this Agreement, the Stay will terminate.

3. Payment of Settlement Proceeds and Exchange of Other Consideration.

3.1. No later than two (2) Business Days after the Effective Date (the “Payment Date”), Anadarko shall cause Five Billion One Hundred Fifty Million Dollars ($5,150,000,000.00) (the “Initial Settlement Amount”) in cash plus Interest thereon from the Lodging Date as provided in Section 3.3 (collectively, the “Settlement Proceeds”), to be timely paid to the Litigation Trust by wire transfer(s) of immediately available funds pursuant to wire instructions, which shall be provided to Anadarko by the Litigation Trust at least ten (10) Business Days in advance of the Payment Date.

3.2. Anadarko and the Litigation Trust agree that the Initial Settlement Amount represents a principal sum of $3,980,665,791.37 and 6% simple interest per annum thereon from May 12, 2009 until the Lodging Date. The United States has not agreed that the Settlement Proceeds are allocable to principal and/or interest, and the United States is not bound by the designation in this Agreement of allocations of the Settlement Proceeds to principal and/or interest.

3.3. For the purpose of Section 3.1, “Interest” shall be calculated by multiplying the Initial Settlement Amount by the applicable interest rate for each interest period. The interest rate to be used commencing on the Lodging Date and for the first 180 days thereafter shall be 1.50%. Thereafter, the interest rate shall be the sum of the One Month London Interbank Offered Rate (“One Month LIBOR”)3 plus 1.50% as in effect from time to time for each one month interest period commencing on the 181st day after the Lodging Date. All interest shall be computed without compounding.

3.4. The payment of the Settlement Proceeds as contemplated in Section 3.1 hereof and the releases and other consideration provided herein to the Litigation Trust are in full, complete, and final satisfaction and payment of any and all claims and causes of action of the Litigation Trust against the Anadarko Released Parties that are released in Section 4.1 in this Agreement, including any entitlement to legal fees and costs through the Payment Date. The covenants not to sue and other consideration provided herein to the United States are in full, complete, and final satisfaction and payment of any and all claims and causes of action of the United States against the Anadarko Covenant Parties to the extent that the United States has provided covenants not to sue in Sections 4.2.1.1 through 4.2.1.7 herein, subject to the reservations thereto and terms of this Agreement, in each case, including any entitlement of the United States to legal fees and costs incurred through the Payment Date. For avoidance of doubt, nothing herein compromises legal entitlements (if any) to any legal fees and costs incurred in connection with any action to enforce or compel compliance with this Agreement after the Payment Date.

[3]	“LIBOR” means the rate appearing on Reuters Screen “LIBOR01” Page as of 11:00 A.M. London time, two Business Days prior to the date of such interest period, as the annualized rate for the offering of United States Dollar deposits with a maturity of thirty days. In the event that such LIBOR01 rate does not appear on such page (or otherwise on such screen) the LIBOR rate shall be determined by reference to such other comparable Reuters Screen providing a public LIBOR rate.

3.5. The Litigation Trust shall have the sole responsibility and obligation to cause the Settlement Proceeds to be allocated and distributed to the Litigation Trust Beneficiaries consistent with the Litigation Trust Agreement.

4. Mutual Releases and Covenants Not to Sue.

4.1. Releases.

4.1.1. Releases by Litigation Trust. Upon the payment required by Section 3.1, and effective on the Payment Date without further action by any Party, the Litigation Trust hereby fully, finally, and forever irrevocably releases, discharges, extinguishes, and covenants not to sue, seek an injunction, or take administrative action against any Anadarko Released Party, from and against any and all manner of actions, causes of action, lawsuits, suits, claims, counterclaims, cross-claims, indemnification claims, contribution claims, liabilities, interests, judgments, obligations, rights, demands, debts, damages, losses, grievances, promises, remedies, liens, attachments, garnishments, prejudgment interest, costs and expenses (including attorneys’ fees and costs incurred or to be incurred) in law, equity or otherwise, of whatever kind or nature (including Unknown Claims), whether pled or unpled, fixed or contingent, choate or inchoate, matured or unmatured, foreseen or unforeseen, accrued or unaccrued past, present or future, that are held and/or controlled by the Litigation Trust and then existing or thereafter arising out of, accruing from or relating to (i) the Chapter 11 Cases (including the Bankruptcy Claims), (ii) the Adversary Proceeding, (iii) the Covered Sites, or (iv) the Trust Derivative Claims.

4.1.2 Releases by Anadarko.

4.1.2.1 Releases by Anadarko. Upon the payment required by Section 3.1, and effective on the Payment Date without further action by any Party, Anadarko hereby fully, finally, and forever irrevocably releases, discharges, extinguishes, and covenants not to sue the Litigation Trustee, the Litigation Trust and each of its past, present, and future employees, agents, managers, attorneys and other representatives, including but not limited to the current and future Litigation Trustee and current and future members of the Trust Advisory Board, from and against any and all manner of actions, causes of action, lawsuits, suits, claims, counterclaims, cross-claims, indemnification claims, contribution claims, liabilities, interests, judgments, obligations, rights, demands, debts, damages, losses, grievances, promises, remedies, liens, attachments, garnishments, prejudgment interest, costs and expenses (including attorneys’ fees and costs incurred or to be incurred) in law, equity or otherwise, of whatever kind or nature (including Unknown Claims), fixed or contingent, choate or inchoate, matured or unmatured, foreseen or unforeseen, accrued or unaccrued past, present or future, then existing or thereafter arising out of, accruing from or relating to (i) the Chapter 11 Cases (including the Bankruptcy Claims), (ii) the Adversary Proceeding, (iii) the Covered Sites, or (iv) the Trust Derivative Claims or claims, if any, which are duplicative of such Trust Derivative Claims, whether or not held or controlled by the Litigation Trust, or whether or not the Litigation Trust could have asserted such claims against any Anadarko Released Party.

4.1.2.2 Claim for Reimbursement And Other Rights. Effective on the Payment Date, and without further action by any Party, Anadarko releases, discharges, extinguishes and waives any claim for reimbursement of the Settlement Proceeds against any other Party, any Beneficiary, or the Environmental and Tort Trusts. For the avoidance of doubt, the release contained in this section includes a release of any claim that Anadarko has or may have against any other Party, any Beneficiary, or the Environmental and Tort Trusts to offset or reduce the funds recovered in the Adversary Proceeding, including but not limited to any claim pursuant to § 502(h) of the Bankruptcy Code. Notwithstanding the above, in the event that any Beneficiary (other than the United States) or any Environmental and Tort Trust asserts claims or causes of action against the Anadarko Covenant Parties or Anadarko Released Parties that have been enjoined by the Approval Order, the Anadarko Covenant Parties and Anadarko Released Parties retain all of their rights and defenses against such claims, including but not limited to any right of setoff and recoupment from such Beneficiary or Environmental and Tort Trust.

4.1.2. With respect to any and all claims released hereby, each of the Parties providing releases stipulates and agrees that, upon the date the releases provided in Sections 4.1.1 and 4.1.2 hereof become effective, the Parties providing releases shall be deemed to have expressly waived and relinquished, to the fullest extent permitted by law, any and all provisions, rights, and benefits conferred by law or statute, whether federal, state, municipal, local, tribal, foreign or other, or principle of common law, which is similar, comparable, or equivalent to California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

4.1.3. It is the intention of the Parties providing releases that, notwithstanding the provisions of California Civil Code § 1542 or any similar provisions, rights and benefits conferred by law, and notwithstanding the possibility that the Parties providing releases or their counsel may discover or gain a more complete understanding of the facts, events or law that, if presently known or fully understood, would have affected the decision to enter into this Agreement, any and all release of claims, including Unknown Claims, shall be fully, finally, and forever settled. Each of the Parties providing releases acknowledges that the inclusion of Unknown Claims herein was separately bargained for and was a key and material element of this Agreement.

4.2. Covenants Not to Sue.

4.2.1. Covenants by United States.

4.2.1.1. Derivative Claims. The United States on behalf of U.S. EPA, DOD, DOI, the Forest Service, NOAA, and NRC, and for purposes of this Agreement only, agrees, accepts and recognizes that (i) the Litigation Trust owns, controls and has the exclusive right to settle and compromise the Trust Derivative Claims; (ii) the United States on behalf of U.S. EPA, DOD, DOI, the Forest Service, NOAA, and NRC does not own, control or have the right to settle and compromise the Trust Derivative Claims; and (iii) following the Litigation Trust’s settlement and release of the Trust Derivative Claims, the United States on behalf of U.S. EPA, DOD, DOI, the Forest Service, NOAA, and NRC will have no right, standing or ability to assert, prosecute, recover or make any demand with respect to the Trust Derivative Claims. For the purpose of this paragraph, the term “Trust Derivative Claims” shall not be construed to include the claims asserted in the Complaint-in-Intervention.

4.2.1.2 Common Law and FDCPA Claims. Upon the payment required by Section 3.1, and effective on the Payment Date without further action by any Party, and except as specifically provided in Section 11 (Reservation of Rights), the United States (on behalf of U.S. EPA, DOD, DOI, the Forest Service, NOAA, and NRC) covenants not to sue or assert any common law civil claims or causes of action against the Anadarko Covenant

Parties for any claims that are Trust Derivative Claims relating to (1) the Covered Sites, including Environmental Actions at the Covered Sites, (2) the United States’ Proofs of Claim, (3) the Bankruptcy Claims, (4) the Chapter 11 Cases, (5) the Adversary Proceeding, or (6) claims, if any, which are duplicative of such Trust Derivative Claims, whether or not held or controlled by the Litigation Trust, or whether or not the Litigation Trust could have asserted such claims against any Anadarko Released Party. Additionally, upon the payment required by Section 3.1, and effective on the Payment Date without further action by any Party, and except as specifically provided in Section 11 (Reservation of Rights), the United States covenants not to sue or assert a claim or cause of action against the Anadarko Covenant Parties under the FDCPA, including, without limitation, the claims asserted in the Complaint-In-Intervention, to recover on a debt that is an environmental liability at a Covered Site where such claim or cause of action arises from the transactions at issue in this case.

4.2.1.3. Statutory and Regulatory Claims and Causes of Action – U.S. EPA. Upon the payment required by Section 3.1, and effective on the Payment Date without further action by any Party, and except as specifically provided in Section 11 (Reservation of Rights), the United States on behalf of the U.S. EPA covenants not to sue or assert any civil claims or causes of action or to take administrative action against the Anadarko Covenant Parties pursuant to CERCLA, RCRA, CWA, SDWA, OPA and CAA with respect to Covered Sites, including but not limited to any such civil claims, causes of action or administrative actions relating to: (1) any and all costs of Environmental Actions (including NRD), (2) the United States’ Proofs of Claim, (3) the Bankruptcy Claims, (4) the Chapter 11 Cases, and/or (5) the Adversary Proceeding.

4.2.1.4. Statutory and Regulatory Claims and Causes of Action – Forest Service. Upon the payment required by Section 3.1, and effective on the Payment Date without further action by any Party, and except as specifically provided in Section 11 (Reservation of Rights), the United States on behalf of the Forest Service covenants not to sue or assert any civil claims or causes of action or to take administrative actions against the Anadarko Covenant Parties pursuant to CERCLA with respect to Covered Sites, including but not limited to any such civil claims, causes of action or administrative action relating to: (1) any and all costs of Environmental Actions (including NRD), (2) the United States’ Proofs of Claim, (3) the Bankruptcy Claims, (4) the Chapter 11 Cases, and/or (5) the Adversary Proceeding.

4.2.1.5. Statutory and Regulatory Claims and Causes of Action – NRC. Upon the payment required by Section 3.1, and effective on the Payment Date without further action by any Party, and except as specifically provided in Section 11 (Reservation of Rights), the United States on behalf of NRC covenants not to sue or assert any civil claims or causes of action or to take administrative actions against the Anadarko Covenant Parties pursuant to the AEA with respect to Covered Sites, including but not limited to any such civil claims, causes of action or administrative action relating to: (1) any and all costs of Environmental Actions under the AEA, (2) the United States’ Proofs of Claim, (3) the Bankruptcy Claims, (4) the Chapter 11 Cases, and/or (5) the Adversary Proceeding.

4.2.1.6. Statutory and Regulatory Claims and Causes of Action – DOD. Upon the payment required by Section 3.1, and effective on the Payment Date without further action by any Party, and except as specifically provided in Section 11 (Reservation of Rights), the United States on behalf of DOD covenants not to sue or assert any civil claims or causes of action or to take administrative actions against Anadarko pursuant to CERCLA with respect to the sites identified on Schedule 2-A, including but not limited to any such civil claims, causes of action or administrative action relating to: (1) any and all costs of Environmental Actions (excluding NRD), (2) the United States’ Proofs of Claim, (3) the Bankruptcy Claims, and (4) the Chapter 11 Cases, and/or (5) the Adversary Proceeding. For the avoidance of doubt, the covenant not to sue provided by this Section 4.2.1.6 does not cover NRD. This covenant extends only to Anadarko and does not extend to any third parties (including without limitation Anadarko Covenant Parties other than Anadarko, National Coating Corporation and the Massachusetts Institute of Technology). The United States on behalf of DOD specifically reserves any and all rights it may have to bring actions against potentially responsible parties other than Anadarko, as well as any defenses it may have with respect to any claims and causes of action brought against it.

4.2.1.7. Statutory and Regulatory Claims and Causes of Action – DOI and NOAA. Upon the payment required by Section 3.1, and effective on the Payment Date without further action by any Party, and except as specifically provided in Section 11 (Reservation of Rights), the United States on behalf of DOI and NOAA covenants not to sue or assert any civil claims or causes of action or to take administrative action against the Anadarko Covenant Parties pursuant to CERCLA, OPA, and CWA with respect to the sites identified on Schedule 2-B, including but not limited to any such civil claims, causes of action or administrative actions relating to: (1) any and all costs of Environmental Actions (including NRD), (2) the United States’ Proofs of Claim, (3) the Bankruptcy Claims, (4) the Chapter 11 Cases, and/or (5) the Adversary Proceeding.

4.3. Covenant Not to Sue by Anadarko.

4.3.1. Upon the payment required by Section 3.1, and effective on the Payment Date without further action by any Party, Anadarko covenants not to sue the United

States, any Beneficiary, or the Environmental and Tort Trusts for any offset or reduction of the recovery in the Adversary Proceeding, including but not limited to any claim pursuant to § 502(h) of the Bankruptcy Code, and covenants not to sue and waives any claim for reimbursement of the Settlement Proceeds against the United States, any Beneficiary, or the Environmental and Tort Trusts.

4.3.2. Upon the payment required by Section 3.1, and effective on the Payment Date without further action by any Party, Anadarko covenants not to sue or assert any civil claims or causes of action against the United States, any Beneficiary, or the Environmental and Tort Trusts with respect to the Covered Sites, including but not limited to any claims under the Bankruptcy Code, any direct or indirect claim for reimbursement from the Superfund (established pursuant to the Internal Revenue Code, 26 U.S.C. § 9507), through CERCLA Sections 106(b)(2), 107, 111, 112, 113, 42 U.S.C. §§ 9606(b), 9607, 9611, 9612, 9613, RCRA, or any other provision of law; any claims and causes of action against the United States, any Beneficiary, or the Environmental and Tort Trusts, including any of their, departments, agencies or instrumentalities pursuant to Section 107 or 113 of CERCLA, 42 U.S.C. §§ 9607, 9613, or any claim for reimbursement of the Settlement Proceeds; any claims or causes of action arising out of the response activities at such Covered Sites; and any claims relating to (1) the Covered Sites, including Environmental Actions at the Covered Sites, (2) the United States’ Proofs of Claim, (3) the Bankruptcy Claims, (4) the Chapter 11 Cases, (5) the Adversary Proceeding or (6) the Trust Derivative Claims or claims, if any, which are duplicative of such Trust Derivative Claims, whether or not held or controlled by the Litigation Trust, or whether or not the Litigation Trust could have asserted such claims against any Anadarko Released Party. Nothing in this

Agreement shall be construed to constitute preauthorization of a claim within the meaning of Section 111 of CERCLA, 42 U.S.C. § 9611 or 40 C.F.R. § 300.700(d).

4.3.3. Notwithstanding Sections 4.1.2.1, 4.1.2.2, 4.3.1, and 4.3.2, in the event that any Beneficiary (other than the United States) or any of the Environmental and Tort Trusts assert claims or causes of action against the Anadarko Covenant Parties or Anadarko Released Parties that have been enjoined by the Approval Order, the Anadarko Covenant Parties and Anadarko Released Parties retain all of their rights and defenses against such claims, including but not limited to any right of setoff and recoupment from such Beneficiary or Environmental and Tort Trust.

4.4. Contribution Protection.

4.4.1. The Parties agree that upon the Approval Order becoming Final, this Agreement will constitute a judicially approved settlement for purposes of Section 113(f)(2) of CERCLA, and that Anadarko is entitled, as of the Payment Date and upon the payment required by Section 3.1, to protection from contribution actions or claims as provided by Section 113(f)(2) of CERCLA, 42 U.S.C. §§ 9613(f)(2), or as otherwise provided by law for matters addressed in this Agreement.

4.4.2. For purposes of Section 4.4.1, the matters addressed are as follows: (i) all Environmental Actions (other than NRD) taken or to be taken, and all costs incurred or to be incurred, by the United States or any potentially responsible party, at or in connection with the Covered Sites and all areas affected by migration of hazardous substances from the Covered Sites, and (ii) NRD claims, including but not limited to restoration and assessment costs, asserted by the United States on behalf of DOI or NOAA at any of the sites identified on Schedule 2-B.

Matters addressed in this Agreement do not include any matters that are the subject of the reservations of rights set forth in Section 11.

4.5. Transferred Contribution Rights. To the extent that any of the Debtors or the Debtor’s estates transferred any contribution rights to the Litigation Trust pursuant to the Plan and the Environmental and Tort Trust Agreements, the Litigation Trust shall not pursue such contribution rights against third-parties where such third-party could reasonably be expected to assert a claim against the Anadarko Covenant Parties or Anadarko Released Parties in connection therewith; provided, however, that if the Litigation Trust does pursue any such claim against a third-party, and such third-party asserts a claim against an Anadarko Covenant Party or Anadarko Released Party, the Litigation Trust shall immediately transfer and assign such contribution rights to the Anadarko Party against whom the claim is being asserted.

4.6. Non-Waiver. Nothing herein shall be construed as a release or waiver by any Party of any other Party’s obligations or agreements under this Agreement, or of any claims arising out of, resulting from or related to a breach of this Agreement by any Party.

5. Representations of the Parties.

5.1. Each of the Parties separately represents and warrants to each of the other Parties that, subject to Section 2.3.1, it has the requisite power and authority to (a) enter into this Agreement, (b) provide covenants not to sue and/or release the claims (including Unknown Claims) it is providing covenants for and/or releasing pursuant to this Agreement and (c) perform the obligations imposed on it by this Agreement in accordance with the terms and conditions of this Agreement.

5.2. Each of the Parties separately represents and warrants to each of the other Parties that the execution of, and the performance of the obligations contemplated by, this

Agreement has been approved by duly authorized representatives of the Party. Without limiting the foregoing, the Litigation Trustee represents that his authorization is evidenced by a true and complete copy of the Litigation Trust’s resolution attached hereto as Exhibit C. Without limiting the foregoing, each Anadarko Entity represents that its authorization is evidenced by a true and complete copy of its resolution attached hereto as Exhibit D.

5.3. Each of the Parties separately represents and warrants to each of the other Parties that it has expressly authorized its undersigned representative to execute this Agreement on the Party’s behalf as its duly authorized agent.

5.4. Each of the Parties other than the United States separately represents and warrants to each of the other Parties that (i) this Agreement has been thoroughly negotiated and analyzed by each Party and/or its counsel and has been executed and delivered in good faith, pursuant to arm’s-length negotiations, and for good and valuable consideration, (ii) it is not relying upon any statements, understandings, representations, expectations, or agreements other than those expressly set forth in this Agreement (including all of its exhibits and schedules), (iii) it has had the opportunity to be represented and advised by legal counsel in connection with this Agreement, which Agreement it makes voluntarily and of its own choice and not under coercion or duress, (iv) it has made its own investigation of the facts and is relying upon its own knowledge and the advice of its counsel, and (v) it knowingly waives any and all claims that this Agreement was induced by any misrepresentation or non-disclosure.

5.5. This Agreement shall be binding upon and will inure to the benefit of each of the Parties and its successors in interest, heirs, executors and/or administrators.

5.6. The Litigation Trust represents and warrants that its entry into this Agreement complies with the Litigation Trust Agreement, including, but not limited to,

Section 4(c) thereof.

5.7. The Litigation Trust further represents and warrants that the Litigation Trust succeeded to, as and after the Plan Effective Date, any and all claims against the Anadarko Released Parties related to the claims, issues and subject matter of the Adversary Proceeding which were held, owned and/or controlled by one or more Debtors before the Plan Effective Date, and that the Litigation Trust has not since the Plan Effective Date sold, assigned, transferred, encumbered, hypothecated, abandoned, conveyed or otherwise disposed of any claims received by the Litigation Trust from Debtors pursuant to the Plan, all of which are being settled, compromised and released herein.

5.8. The Parties agree and stipulate that each Party is relying upon these representations and warranties in entering into this Agreement. Furthermore, the Parties agree that these representations and warranties are a material inducement to entering into this Agreement. These representations and warranties shall survive the Execution of this Agreement indefinitely without regard to statutes of limitations.

5.9. To the extent that these representations and warranties are made by the United States, they are made subject to the results of the public comment process and the right of the United States to terminate this Agreement after the public comment period as provided in Section 2.3.1.

6. Affirmative Covenants.

6.1. Effectuation of Agreement. Each Party other than the United States agrees to take such steps and to execute any documents as may be reasonably necessary or proper to effectuate this Agreement and to preserve its validity and enforceability and to refrain from taking any actions that are inconsistent therewith. In the event that any action or proceeding of any type whatsoever is commenced or prosecuted by any Person not a Party hereto in any court, administrative proceeding or other venue to invalidate, violate or prevent the validity, enforcement, or carrying out of all or any of the provisions of this Agreement or to object to the motions seeking the Stay or the Report and Recommendation or the Approval Motion (if applicable) (including without limitation the injunctive provision therein), or to appeal, reverse or vacate the entry of the Stay, Report and Recommendation or Approval Order, each Party other than the United States mutually agrees, represents, warrants, and covenants to cooperate fully in opposing such action or proceeding. This obligation shall only continue as long as the Litigation Trust exists as a state law entity.

6.2. Cooperation.

6.2.1. The Litigation Trust represents, warrants, covenants and agrees that it will, within five (5) Business Days of any request made by Anadarko, cooperate with and support Anadarko’s efforts to enforce the Approval Order; provided, however, that Anadarko shall not request, and the Litigation Trust shall not be required to comply with a request for, cooperation or support in seeking to have a court determine whether a claim is a Trust Derivative Claim, or a claim which is duplicative of such Trust Derivative Claim, whether or not held or controlled by the Litigation Trust, or whether or not the Litigation Trust could have asserted such claims against any Anadarko Released Party, or otherwise enjoined by the Approval Order if the Litigation Trust reasonably and in good faith believes that Anadarko’s legal position with respect to such characterization lacks a good faith basis. This obligation of cooperation and support shall continue as long as the Litigation Trust exists as a state law entity.

6.2.2. Anadarko will pay the Litigation Trust’s attorneys’ fees and costs actually incurred in cooperating and supporting Anadarko’s efforts as set forth in Section

6.2.1, and Anadarko further acknowledges and agrees that (a) any request by Anadarko that the Litigation Trustee provide cooperation as specified in Section 6.2.1 shall be in writing and directed to the Litigation Trustee, and such request also must be reasonable, precise and definite, so that the nature and extent of the cooperation sought by Anadarko is clearly specified to the Litigation Trustee; (b) the attorneys’ fees for the Litigation Trustee, and others assisting the Litigation Trustee who work at the Litigation Trustee’s law firm, shall be calculated using the then-applicable billing rates for such persons, and Anadarko acknowledges that the applicable billing rates for the Litigation Trustee, and any other attorneys, legal assistants, clerks and other timekeepers who work at the Litigation Trustee’s law firm vary, and the law firm adjusts these rates from time to time (typically in each new calendar year); (c) if Anadarko seeks cooperation from the Litigation Trustee, then Anadarko shall pay the Litigation Trustee an evergreen retainer deposit of $100,000.00 (one-hundred thousand dollars) to secure payment of the Litigation Trustee’s attorney’s fees and costs, the Litigation Trustee shall be entitled to apply the evergreen retainer deposit to the balance due on Litigation Trustee’s bills for any cooperation performed pursuant to this paragraph, Anadarko shall replenish the evergreen retainer deposit so that the minimum deposit required by the Litigation Trustee ($100,000.00) is maintained so long as the specific matter is open, and the Litigation Trustee shall return any unearned fees upon conclusion of the requested cooperation; and (d) the Litigation Trustee does not control and is not responsible for the decisions and actions of any other person or entity, including without limitation any other Party and any Beneficiary.

6.3. Reasonable Best Efforts. All Parties other than the United States shall use reasonable best efforts in connection with the Settlement Approval Process, including to obtain entry of the Stay, the Report and Recommendation and the Approval Order.

6.4. Documents. All Parties shall, within thirty (30) days of the Effective Date, substantially comply with the requirements of paragraph 21 of the Agreed Protective Order (Case No. 09-10156, Dkt. No. 248) and paragraph 10(d) of the Second Agreed Protective Order (Case No. 09-10156, Dkt. No. 2626); provided, however, that nothing in this Section 6.4 is intended to prevent a Party from seeking a further protective order from the Bankruptcy Court seeking relief from such obligations, as permitted by paragraph 20 of the Agreed Protective Order and paragraph 10(c) of the Second Agreed Protective Order; and provided further that, to the extent that paragraph 21 of the Agreed Protective Order is limited in its application to the United States by the Order respecting the Agreed Protective Order entered by the Court on August 12, 2009 [Case No. 09-10156, Dkt. No. 622], such limitations continue to apply.

6.5. Dismissal of Adversary Proceeding. Within five (5) Business Days after the Payment Date and the payment required by Section 3.1, the Litigation Trust and the United States shall timely commence taking in good faith and diligence all steps necessary to cause the Adversary Proceeding to be dismissed with prejudice, including filing (if necessary) a motion with the Bankruptcy Court seeking dismissal with prejudice.

6.6. Settlement Proceeds. The Parties agree that the Settlement Proceeds and other consideration provided by Anadarko herein will resolve the Adversary Proceeding on the terms stated herein, with approximately 88% of the net proceeds distributed pursuant to the Distribution Scheme as and to the extent set forth in the Litigation Trust Agreement, Environmental Settlement Agreement and the Environmental and Tort Trust Agreements for the benefit of trusts created to conduct Environmental Actions at one or more Covered Sites and to federal, state, or tribal governments in satisfaction of claims for costs previously expended, or to be expended, at Covered Sites or for Environmental Actions expected to be performed at Covered Sites, and approximately 12% of the net proceeds distributed to the Tort Trust on account of Bankruptcy Tort Claims.

7. Entire Agreement. This Agreement (and the exhibits and schedules hereto) constitutes a single integrated written contract that expresses the entire agreement and understanding between and among the Parties with respect to matters that are the subject of this Agreement; provided, however, that nothing herein shall modify the Environmental Settlement Agreement, the Environmental and Tort Trust Agreements, the Litigation Trust Agreement, or the Plan. This Agreement supersedes all prior communications, settlements, and understandings among the Parties and their representatives regarding the matters addressed by this Agreement. Except as explicitly set forth in this Agreement, there are no representations, warranties, promises, statements, or inducements, whether oral, written, expressed, or implied, that in any way affect or condition the validity of this Agreement or alter or supplement its terms. If the facts or law related to the subject matter of this Agreement are found hereafter to be other than is now believed by any of the Parties, then each of them expressly accepts and assumes the risk of such possible difference of fact or law and agrees that this Agreement nonetheless shall be and remain effective according to its terms.

8. Effect if Void.

8.1. In the event that this Agreement shall be determined, by a Final order of a court of competent jurisdiction, to be null and void, this Agreement shall be of no force whatsoever except with respect to the provisions contained in this Section 8 and Section 9.

8.2. Each of the Parties agrees that, in the event this Agreement becomes null and void, no statement made by or on behalf of any Party (including by its counsel) in connection with the negotiation of this Agreement, or the terms of this Agreement, including any exhibits, schedules and appendices thereto, as well as drafts thereof, whether or not any such statements would otherwise be confidential, shall be used by any Party or Person in any future proceeding as a purported admission or concession with respect to any factual or legal contention or position, or of the validity of any claim or defense to any claim.

9. Confidentiality. Settlement negotiations leading up to the Execution of this Agreement and all related discussions and negotiations are confidential and shall be deemed to fall within the protection afforded to compromises and to offers to compromise by Rule 408 of the Federal Rules of Evidence and any similar local rules and state law provisions, as well as being subject to all applicable protections provided by statutes or laws relating to the confidentiality, exemption from discovery, and inadmissibility into evidence in any legal, court, regulatory, or administrative proceedings of statements, communications, and documents relating to the mediation of the Adversary Proceeding. Except as necessary in Anadarko’s, the United States’ or the Litigation Trustee’s discretion in the Settlement Approval Process, negotiations or discussions associated with this Agreement shall be inadmissible in any action or proceeding for purposes of establishing any rights, duties, or obligations of the Parties, except in an action or proceeding to enforce or for breach of the terms of this Agreement, or pursuant to an order of any court of competent jurisdiction. Notwithstanding anything to the contrary, this Agreement will not be interpreted to prohibit the United States from disclosing otherwise confidential information if such disclosure is compelled in a judicial proceeding, required by law, or otherwise reasonably required in the exercise of a non-discretionary government duty or obligation.

10. Remedies. The Parties agree that each Party’s sole remedy for breach of this Agreement shall be the remedy of specific performance; provided, however, that the Litigation Trust and the United States reserve their rights to seek damages for any failure by Anadarko to pay the Settlement Proceeds.

11. Reservation of Rights.

11.1. The settlement embodied by this Agreement shall not in any way prejudice the rights of the Anadarko Released Parties to seek contribution, indemnity, reimbursement and/or insurance against or from a Person that is not a Party, not one of the Environmental and Tort Trusts, or not a Beneficiary.

11.2. The mutual releases and covenants not to sue set forth in Section 4 do not pertain to any matters or Persons other than those expressly specified therein. The United States reserves, and this Agreement is without prejudice to, all rights against the Anadarko Covenant Parties and the Anadarko Released Parties with respect to all matters other than those for which covenants are specifically provided in Sections 4.2.1.1 through 4.2.1.7. Except as expressly provided herein, the United States also specifically reserves and this Agreement is without prejudice to: (i) any criminal liability; (ii) any liability arising under Title 26 of the United States Code (Internal Revenue Code) or state tax laws; (iii) any liability arising under federal or state securities laws; (iv) any action to enforce the terms of this Agreement; (v) any liability that the Anadarko Covenant Parties might have that does not arise from or through a liability of a Debtor; (vi) any liability of an Anadarko Covenant Party due to its status or acts or omissions since November 28, 2005 as a/an (A) owner, (B) operator, (C) discharger, (D) lessee, (E) permittee, (F) licensee, (G) person in charge, (H) holder of a right of use and easement, (I) arranger for disposal or treatment, (J) transporter, or (K) person who generates, handles, transports, treats, stores or disposes of solid or hazardous waste; and (vii) any liability relating to the E&P Business or the stored power or battery business (including, but not limited to, as owned or operated by U.S. Avestor LLC and Kerr-McGee Stored Power Company

LLC4), and (viii) any liability that any Anadarko Covenant Party retained, received or assumed pursuant to the Assignment Agreement or Assignment, Assumption, and Indemnity Agreement. For the avoidance of doubt, to the extent that a reserved liability of an Anadarko Covenant Party referred to in subparts (i)-(vii) would be a liability for which such Anadarko Covenant Party would be jointly and severally liable with others, including but not limited to one or more Debtors or Reorganized Debtors, under applicable law, nothing in this Agreement is intended to alter any such applicable principles of joint and several liability where otherwise provided by law.

11.3. In the event that an Anadarko Covenant Party that is not a signatory hereto brings an action against the United States relating to the Covered Sites or any Trust Derivative Claim or a claim, if any, which is duplicative of such Trust Derivative Claim, whether or not held or controlled by the Litigation Trust or whether or not the Litigation Trust could have asserted such claims against any Anadarko Released Party, any covenant with respect to such Covered Site or the subject matter of such Trust Derivative Claim or other such claim which is duplicative provided by the United States to such Anadarko Covenant Party shall be null and void and have no force or effect.

11.4. Anadarko reserves, and this Agreement is without prejudice to, all rights against the United States with respect to (a) all matters other than those set forth in Section 4.3, and (b) any action to enforce its rights under the terms of this Agreement. In addition, Anadarko’s covenant not to sue under Section 4.3 shall not apply in the event that the United States brings a cause of action or issues an order pursuant to the reservations set forth in Section 11, but only to the extent that Anadarko’s claims and causes of action arise from the same response action, response

[4]	Provided, however, that as it relates to Kerr-McGee Stored Power Company LLC, Section 11.2 (vii) is applicable only to the extent that such liability, if any, relates to or arises from the stored power or battery business.

costs, damages or other relief that the United States is seeking pursuant to the applicable reservations.

11.5. The United States and Anadarko reserve all claims, demands, and causes of action, either judicial or administrative, past or future, in law or equity, which they may have against all other Persons for any matter arising at or relating in any manner to the Covered Sites, and/or claims addressed, released, or with respect to which covenants not to sue have been provided herein.

11.6. Nothing in this Agreement shall be deemed to limit the authority of the United States or any State to take response or natural resource assessment action under Section 104 of CERCLA, 42 U.S.C. § 9604, or any other applicable federal or state environmental laws, or to alter the applicable legal principles governing judicial review of any action taken by the United States or a State pursuant to that authority. Nothing in this Agreement shall be deemed to limit the information-gathering authority of the United States or a State under Sections 104 and 122 of CERCLA, 42 U.S.C. §§ 9604 and 9622, or any other applicable federal or state environmental laws, or to excuse Anadarko from any disclosure or notification requirements imposed by CERCLA or any other applicable federal or state environmental laws.

11.7. For the avoidance of doubt, none of the covenants not to sue or releases provided herein relate to or affect any liability that any Anadarko Released Party or Anadarko Covenant Party may have in connection with In re: Oil Spill by the Oil Rig Deepwater Horizon in the Gulf Of Mexico, on April 20, 2010, MDL No. 2179 (E.D.La.).

12. Notice. Any and all notices to be provided pursuant to this Agreement shall be in writing and sent by electronic mail and also sent by overnight delivery service. Such notices shall be sent to the individuals listed below, or to such other individuals as the respective party may designate in writing from time to time:

For Anadarko:

Anadarko Petroleum Corporation

Office of the General Counsel

1201 Lake Robbins Drive

The Woodlands, TX 77380

cc:	Jennifer Gadd Edwards
Amanda M. McMillian
David J. Owens
Robert K. Reeves

For the Litigation Trust and the Litigation Trustee:

John C. Hueston, Litigation Trustee

Irell & Manella LLP

1800 Avenue of the Stars

Suite 900

Los Angeles, CA 90067

cc:	David J. Zott, P.C.
Jeffrey J. Zeiger
Kirkland & Ellis LLP
300 North LaSalle
Chicago, IL 60654

For the United States:

Robert Yalen, AUSA

U.S. Attorney’s Office – SDNY

86 Chambers St., 3rd Floor

New York, NY 10028

and

Chief, Environmental Enforcement Section

Environment and Natural Resources Division

U.S. Department of Justice

P.O. Box 7611 Washington, DC 20044

Ref. DOJ File No. 90-11-3-09688

and

Craig Kaufman

Attorney-Advisor

U.S. Environmental Protection Agency

William Jefferson Clinton Building

1200 Pennsylvania Avenue, N.W.

Washington, DC 20460

13. Miscellaneous.

13.1. Except as expressly provided herein, this Agreement cannot be amended, altered, or modified except by a written agreement duly executed by each and every then-existing Party or its successors or assigns.

13.2. The Bankruptcy Court and District Court shall retain jurisdiction to resolve (or recommend resolution to the extent that the Bankruptcy Court does not have final order authority) disputes in connection with, and to enforce, this Agreement.

13.3. Except as otherwise provided, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York excluding the laws applicable to conflicts or choice of law, except to the extent that federal law preempts.

13.4. This Agreement has been negotiated by each of the Parties and/or their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any of its provisions against the Party responsible for drafting this Agreement shall not apply in any construction or interpretation of this Agreement.

13.5. This Agreement may be executed in counterpart originals, all of which, when so executed and taken together, shall be deemed an original and all of which shall constitute one and the same instrument, provided, however, that if an attorney, or purported authorized official for a party, is executing on behalf of a client or a Party, then such attorney, or purported authorized official, hereby represents to all parties that he or she has the power to bind such client or Party.

Each counterpart may be delivered by facsimile or email (as a pdf attachment), and a faxed or emailed signature shall have the same force and effect as an original signature.

13.6. Nothing in this Agreement shall be construed as a consent by Anadarko to final order authority of the Bankruptcy Court or any admission or consent by any other Party that the Bankruptcy Court does not have final order authority.

13.7. Except to the extent expressly set forth herein, including without limitation any covenant not to sue or release provided herein and any agreement not to seek reimbursement provided herein, nothing in this Agreement shall be construed to create any third-party beneficiary rights. Notwithstanding the preceding sentence, to the extent that a covenant not to sue, release or agreement not to seek reimbursement provided herein to a Person that is not a Party, such covenant not to sue, release, or agreement not to seek reimbursement shall inure to the benefit of such Person and its successors in interest, heirs, executors and/or administrators.

13.8. If, for any reason, any provision of this Agreement is determined, by a Final order of a court of competent jurisdiction entered subsequent to the Effective Date, to be invalid or unenforceable or violative of any applicable law or regulation, such provision shall be automatically reformed to embody the essence of that provision to the maximum extent permitted by law, and this Agreement shall be construed, performed and enforced as if the reformed provision had been included in this Agreement at inception; provided, however, that the United States must approve any such modification to this Agreement.

13.9. The captions and headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

13.10. No course of dealing or delay or omission on the part of any Party in exercising any right under this Agreement shall operate as a waiver thereof or otherwise be prejudicial thereto.

13.11. Nothing herein is intended to modify the Environmental Settlement Agreement, Environmental and Tort Trust Agreements, the Litigation Trust Agreement, the Plan, or the Confirmation Order.

SIGNATURES ARE ON THE FOLLOWING PAGES

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

Anadarko Litigation Trust, by and through its Trustee and authorized representative, John C. Hueston

/s/ John C. Hueston

Anadarko Petroleum Corporation

By:	/s/ R. A. Walker
	Name:	R. A. Walker
	Title:	Chairman, President and Chief Executive Officer

Kerr-McGee Corporation

By:	/s/ Robert K. Reeves
	Name:	Robert K. Reeves
	Title:	Executive Vice President

Anadarko US Offshore Corporation (f/k/a Kerr-McGee Oil & Gas Corporation)

By:	/s/ Robert K. Reeves
	Name:	Robert K. Reeves
	Title:	Executive Vice President

Kerr-McGee Worldwide Corporation

By:	/s/ Robert K. Reeves
	Name:	Robert K. Reeves
	Title:	Executive Vice President

KM Investment Corporation

By:	/s/ Robert K. Reeves
	Name:	Robert K. Reeves
	Title:	Executive Vice President

Kerr-McGee Shared Services Company LLC

By:	/s/ Robert K. Reeves
	Name:	Robert K. Reeves
	Title:	Executive Vice President

Kerr-McGee Stored Power Company LLC

By:	/s/ Robert K. Reeves
	Name:	Robert K. Reeves
	Title:	Executive Vice President

FOR THE UNITED STATES OF AMERICA:

PREET BHARARA
United States Attorney
for the Southern District of New York

By:	/s/ Robert W. Yalen
	Name:	Robert William Yalen
	Title:	Assistant United States Attorney
86 Chambers Street, Third Floor
New York, NY 10007

By:	/s/ Robert G. Dreher
	Name:	Robert G. Dreher
	Title:	Acting Assistant Attorney General
Environment and Natural Resources Division
U.S. Department of Justice

By:	/s/ Katherine M. Kane
	Name:	Alan S. Tenenbaum
	Title:	National Bankruptcy Coordinator
Katherine M. Kane
Frederick S. Phillips
Senior Attorneys

Marcello Mollo
Erica H. Pencak
Trial Attorneys
Environmental Enforcement Section
Environment and Natural Resources Division
U.S. Department of Justice
P.O. Box 7611
Ben Franklin Station
Washington, DC 20044

FOR THE UNITED STATES ENVIRONMENTAL PROTECTION AGENCY:

Date: 4/3/14	/s/ Cynthia Giles
CYNTHIA GILES
Assistant Administrator for Enforcement and Compliance Assurance
U.S. Environmental Protection Agency

Date: 4/2/14	/s/ Craig Kaufman
CRAIG KAUFMAN
Attorney-Advisor
U.S. Environmental Protection Agency
William Jefferson Clinton Building
1200 Pennsylvania Avenue, N.W.
Washington, DC 20460

Date: 4/2/14	/s/ Lynne Davies
LYNNE DAVIES
Attorney-Advisor
U.S. Environmental Protection Agency
William Jefferson Clinton Building
1200 Pennsylvania Avenue, N.W.
Washington, DC 20460

Tronox and U.S. v. Anadarko Petroleum Corp. (In re: Tronox Inc.), Adv. Pro. 09-1198

EXHIBIT A

FORM OF 9019 RECOMMENDATION MOTION

[Attached]

Objection Deadline: [        ]

Hearing Date and Time: [TBD]

COUNSEL OF RECORD LISTED ON

SIGNATURE BLOCK

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re	)
	)	Chapter 11
TRONOX INCORPORATED, et al.,	)	Case No. 09-10156 (ALG)
	)	Jointly Administered
Reorganized Debtors.	)
)
)
TRONOX INCORPORATED, TRONOX WORLDWIDE LLC f/k/a Kerr-McGee Chemical Worldwide LLC, and TRONOX LLC f/k/a Kerr-McGee Chemical LLC,[1]	) ) ) ) )
)
Plaintiffs,	)
)
v.	)	Adversary Proceeding No. 09-01198 (ALG)
)
KERR-McGEE CORPORATION, et al.,	)
)
Defendants.	)
)

[1]	Pursuant to the Anadarko Litigation Trust Agreement, which was approved by the Court on February 14, 2011 (Dkt. No. 2812), the Anadarko Litigation Trust was appointed as the representative of each of the Plaintiff Debtors’ estates, as that term is used in section 1123(b)(3)(B) of the Bankruptcy Code, with the power and right to prosecute this matter. By the same agreement and Order, the Anadarko Litigation Trust was “deemed substituted” for the Debtor Plaintiffs in this matter “as the party in such litigation.”

)
THE UNITED STATES OF AMERICA,	)
)
Plaintiff-Intervenor,	)
)
v.	)
)
TRONOX, INC., TRONOX WORLDWIDE LLC, TRONOX LLC, KERR-MCGEE CORPORATION, and ANADARKO PETROLEUM CORPORATION,	) ) ) ) ) )
)
Defendants.	)
)

NOTICE OF JOINT MOTION OF PLAINTIFF ANADARKO LITIGATION TRUST

AND DEFENDANTS SEEKING A REPORT AND RECOMMENDATION

RECOMMENDING APPROVAL OF THE SETTLEMENT AGREEMENT RESOLVING

THE ADVERSARY PROCEEDING AND ISSUANCE OF AN INJUNCTION

ENJOINING CERTAIN PERSONS FROM ASSERTING CERTAIN CLAIMS

PLEASE TAKE NOTICE of the attached motion (the “Motion”) of the Anadarko Litigation Trust (the “Litigation Trust”), as successor to Debtors Tronox Incorporated, Tronox Worldwide LLC, and Tronox LLC in the above-captioned adversary proceeding, and Anadarko Petroleum Corporation, Kerr-McGee Corporation, Kerr-McGee Oil & Gas Corporation (n/k/a Anadarko US Offshore Corporation), Kerr-McGee Worldwide Corporation, KM Investment Corporation (improperly named as Kerr-McGee Investment Corporation), Kerr-McGee Credit LLC,2 Kerr-McGee Shared Services Company LLC and Kerr-McGee Stored Power Company LLC (collectively, “Anadarko”), respectfully requesting that the Court issue a report and recommendation recommending (A) approval of the Settlement Agreement between the

[2]	Kerr-McGee Credit LLC was dissolved in 2007. At the time of dissolution, Kerr-McGee Worldwide Corporation was its sole member.

2

Anadarko Litigation Trust, the United States of America,3 and Anadarko resolving the above-captioned adversary proceeding, and (B) the issuance of an injunction enjoining the assertion against any Anadarko Released Party of (1) any Trust Derivative Claims or (2) any claims which are duplicative of such Trust Derivative Claims.4

PLEASE TAKE FURTHER NOTICE that objections to the Motion, if any, shall be in writing, shall conform to the Federal Rules of Bankruptcy Procedure and the Local Rules of the Bankruptcy Court for the Southern District of New York, shall set forth the name of the objecting party, the basis for the objection and the specific grounds thereof, shall be filed with the Bankruptcy Court electronically in accordance with General Order M-242 (which can be found at www.nysb.uscourts.gov) by registered users of the Bankruptcy Court’s case filing system and by all other parties in interest, on a 3.5 inch disk, preferably in Portable Document Format (PDF), WordPerfect, or any other Windows-based word processing format (with two hard copies delivered directly to Chambers), and shall be served upon: Jeffrey J. Zeiger, Kirkland & Ellis LLP, 300 N. LaSalle, Chicago, IL 60654; John C. Hueston, Litigation Trustee, Irell & Manella LLP, 1800 Avenue of the Stars, Suite 900, Los Angeles, CA 90067; Thomas Lotterman, Bingham McCutchen LLP, One Federal Street, Boston, MA 02110; Melanie Gray, Winston & Strawn LLP, 1111 Louisiana Street, 25th Floor, Houston, TX 77002; and Kenneth Klee, Klee, Tuchin, Bogdanoff & Stern LLP, 1999 Avenue of the Stars, 39th Floor, Los Angeles, CA 90067, so as to be so filed and received by no later than [             2014] at [4:00] p.m. (Prevailing Eastern Time) (the “Objection Deadline”).

[3]	The Settlement Agreement is subject to a public comment process by the United States. Although the United States is not a party to this Motion, it is a signatory to the Settlement Agreement.
[4]	A copy of the Settlement Agreement is attached to the Motion as Exhibit A. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Settlement Agreement. The Motion summarizes the terms of the Settlement Agreement. In the event of any conflict between this summary and the Settlement Agreement, the Settlement Agreement shall control.

3

PLEASE TAKE FURTHER NOTICE that only those responses or objections that are timely filed, served and received will be considered.

PLEASE TAKE FURTHER NOTICE that any objecting parties are required to attend the hearing and that failure to appear may result in relief being granted upon default.

New York, New York Dated: April , 2014	Respectfully submitted,
/s/ Draft

David J. Zott, P.C. (admitted pro hac vice)

Andrew A. Kassof, P.C. (AK 7079)

Jeffrey J. Zeiger (admitted pro hac vice)

James R.P. Hileman (admitted pro hac vice)

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654-3406

Telephone: (312) 862-2000

Facsimile: (312) 862-2200

Counsel for the Anadarko Litigation Trust

John C. Hueston, Litigation Trustee

Irell & Manella LLP

1800 Avenue of the Stars, Suite 900

Los Angeles, California 90067

Telephone: (310) 277-1010

Facsimile: (310) 203-7199

Anadarko Litigation Trustee

/s/ Draft

Melanie Gray (admitted pro hac vice)

Lydia Protopapas (LP 8089)

Jason W. Billeck (admitted pro hac vice)

Winston & Strawn LLP

1111 Louisiana Street, 25th Floor

Houston, TX 77002-5242

Telephone: (713) 651-2600

Facsimile: (713) 651-2700

4

P. Sabin Willett (admitted pro hac vice)

Thomas R. Lotterman (admitted pro hac vice)

James J. Dragna (admitted pro hac vice)

Bingham McCutchen LLP

One Federal Street

Boston, MA 02110-1726

Telephone: (617) 951-8000

Facsimile: (617) 951-8736

Gregory Silbert (GS 0033)

Weil, Gosthal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Telephone: (212) 310-8000

Facsimile: (212) 310-8007

Kenneth N. Klee (KK 5910)

David M. Stern (admitted pro hac vice)

Klee, Tuchin, Bogdanoff & Stern LLP

1999 Avenue of the Stars, 39th Floor

Los Angeles, CA 90067

Telephone: (310) 407-4000

Facsimile: (310) 407-9090

Counsel for Defendants

5

CERTIFICATE OF SERVICE

I hereby certify that on the     th day of         , 2014, a true and correct copy of the foregoing was served on [            ]:

6

COUNSEL OF RECORD LISTED ON

SIGNATURE BLOCK

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re	)
	)	Chapter 11
TRONOX INCORPORATED, et al.,	)	Case No. 09-10156 (ALG)
	)	Jointly Administered
Reorganized Debtors.	)
)
)
TRONOX INCORPORATED, TRONOX WORLDWIDE LLC f/k/a Kerr-McGee Chemical Worldwide LLC, and TRONOX LLC f/k/a Kerr-McGee Chemical LLC,[1]	) ) ) ) )
)
Plaintiffs,	)
)
v.	)	Adversary Proceeding No. 09-01198 (ALG)
)
KERR-McGEE CORPORATION, et al.,	)
)
Defendants.	)
)

[1]	Pursuant to the Anadarko Litigation Trust Agreement, which was approved by the Court on February 14, 2011 (Dkt. No. 2812), the Anadarko Litigation Trust was appointed as the representative of each of the Plaintiff Debtors’ estates, as that term is used in section 1123(b)(3)(B) of the Bankruptcy Code, with the power and right to prosecute this matter. By the same agreement and Order, the Anadarko Litigation Trust was “deemed substituted” for the Debtor Plaintiffs in this matter “as the party in such litigation.”

)
THE UNITED STATES OF AMERICA,	)
)
Plaintiff-Intervenor,	)
)
v.	)
)
TRONOX, INC., TRONOX WORLDWIDE LLC, TRONOX LLC, KERR-MCGEE CORPORATION, and ANADARKO PETROLEUM CORPORATION,	) ) ) ) ) )
)
Defendants.	)
)

JOINT MOTION OF PLAINTIFF ANADARKO LITIGATION TRUST AND

DEFENDANTS SEEKING A REPORT AND RECOMMENDATION RECOMMENDING

APPROVAL OF THE SETTLEMENT AGREEMENT RESOLVING THE

ADVERSARY PROCEEDING AND ISSUANCE OF AN INJUNCTION

ENJOINING CERTAIN PERSONS FROM ASSERTING CERTAIN CLAIMS

The Anadarko Litigation Trust (the “Litigation Trust”), as successor to Debtors Tronox Incorporated, Tronox Worldwide LLC, and Tronox LLC in the above-captioned adversary proceeding,2 and Anadarko Petroleum Corporation, Kerr-McGee Corporation, Anadarko US Offshore Corporation (f/k/a Kerr-McGee Oil & Gas Corporation), Kerr-McGee Worldwide Corporation, KM Investment Corporation (improperly named as Kerr-McGee Investment Corporation), Kerr-McGee Credit LLC,3 Kerr-McGee Shared Services Corporation,

[2]	Pursuant to the Anadarko Litigation Trust Agreement, which was approved by the Court on February 14, 2011 (Dkt. No. 2812), the Anadarko Litigation Trust was appointed as the representative of each of the Plaintiff Debtors’ estates, as that term is used in section 1123(b)(3)(B) of the Bankruptcy Code, with the power and right to prosecute this matter. By the same agreement and Order, the Anadarko Litigation Trust was “deemed substituted” for the Debtor Plaintiffs in this matter “as the party in such litigation.”
[3]	Kerr-McGee Credit LLC was dissolved in 2007. At the time of dissolution, Kerr-McGee Worldwide Corporate was its sole member.

2

and Kerr-McGee Stored Power Company LLC (collectively, “Anadarko,” and each individually an “Anadarko Entity”)4 by their undersigned counsel, hereby move the Court to issue a report and recommendation pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure (I) approving the Settlement Agreement (the “Settlement Agreement”),5 dated [            , 2014], by and among (1) the Litigation Trust, (2) the United States of America (the “United States”),6 in its capacity as plaintiff-intervenor in the Adversary Proceeding pursuant to its Complaint-in-Intervention and acting for and on behalf of:

•	the United States Environmental Protection Agency (“U.S. EPA”),

•	the United States Department of Agriculture, acting through the United States Forest Service (the “Forest Service”),

•	the United States Department of the Interior (“DOI”), acting through the Fish and Wildlife Service and the Bureau of Land Management,

•	the United States Department of Commerce, acting through the National Oceanic and Atmospheric Administration (“NOAA”),

•	the United States Department of Defense, including the United States Department of the Army, United States Army Corps of Engineers, United States Department of the Navy, and United States Department of the Air Force (“DOD”), and

•	the Nuclear Regulatory Commission (“NRC”);

and (3) Anadarko, and (II) recommending that the District Court issue an injunction pursuant to, inter alia, 28 U.S.C. §§ 1367 & 1651, § 105(a) of the Bankruptcy Code and Bankruptcy Rules 7001 and 7065, enjoining certain persons from asserting certain claims against any Anadarko Released Party as described more fully below and in the Settlement Agreement.

[4]	On May 8, 2012, the Court held that Anadarko Petroleum Corporation was entitled to summary judgment dismissing it from the Adversary Proceeding, but as of the date hereof has not issued a dismissal order.
[5]	A copy of the Settlement Agreement is attached to the Motion as Exhibit A. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Settlement Agreement. The Motion summarizes the terms of the Settlement Agreement. In the event of any conflict between this summary and the Settlement Agreement, the Settlement Agreement shall control.
[6]	Although the United States is not a party to this Motion, it is a signatory to the Settlement Agreement.

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In support of this motion, the Litigation Trust and Anadarko respectfully state:

PRELIMINARY STATEMENT

1. Following years of litigation, the Litigation Trust, the United States, and Anadarko have reached a settlement that resolves the Adversary Proceeding and provides cash funding to the direct and indirect beneficiaries of the Litigation Trust on account of their Bankruptcy Environmental Claims and Bankruptcy Tort Claims. The Settlement Agreement provides for the Litigation Trust to receive Five Billion One Hundred Fifty Million Dollars ($5,150,000,000.00) plus interest in cash, the net proceeds of which will be distributed to the Litigation Trust Beneficiaries in accordance with the Distribution Scheme and related provisions as set out in the Litigation Trust Agreement, in order to resolve the Adversary Proceeding on the terms stated in the Settlement Agreement and as described below. The Settlement Agreement removes the inherent uncertainty and litigation risk present in the Adversary Proceeding and any potential appeals for all Parties, and, to the extent provided by the Distribution Scheme, will enable the investigation, remediation, cleanup, and recovery of natural resource damages and other compensation with respect to certain environmental sites, and provide for payment on account of Bankruptcy Tort Claims.

2. The United States has lodged the Settlement Agreement with the Bankruptcy Court and promptly will publish a notice for public comment thereon in the Federal Register. After the close of the public comment period, and subject to its rights to terminate the Settlement Agreement based on public comments received, the United States promptly will file a separate motion with this Court seeking findings in the Report and Recommendation sought by this Motion recommending approval of the Settlement Agreement under applicable environmental law (the “Environmental Motion”).

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BACKGROUND

3. On January 12, 2009, Tronox Incorporated and certain of its affiliates (collectively, the “Debtors”) commenced chapter 11 cases (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). On November 30, 2010, the Bankruptcy Court confirmed the Debtors’ First Amended Joint Plan of Reorganization (the “Plan”). On February 14, 2011, the Plan became effective.

4. In the Chapter 11 Cases, the United States, other governmental entities, and other Persons filed Proofs of Claim against the Debtors on account of, among other things, alleged environmental claims, obligations, and/or liabilities at certain of the Covered Sites (as to such Proofs of Claims filed by the United States and other governmental entities, the “Bankruptcy Environmental Claims,” and as to such Proofs of Claim filed by other Persons, the “Bankruptcy Indirect Environmental Claims”). Various tort claimants filed Proofs of Claim against the Debtors on account of alleged tort liabilities, including for personal injury and property damage (the “Bankruptcy Tort Claims” and, together with the Bankruptcy Environmental Claims and the Bankruptcy Indirect Environmental Claims, the “Bankruptcy Claims”). The Bankruptcy Claims were (or will be) resolved or addressed pursuant to the Plan and related agreements, including the Environmental Settlement Agreement, the Cimarron Environmental Response Trust Agreement, the Multistate Environmental Response Trust Agreement, the Nevada Environmental Response Trust Agreement, the Savannah Environmental Response Trust Agreement, the West Chicago Environmental Response Trust Agreement, and the Tort Claims Trust Agreement (collectively, but excluding the Plan and the Environmental Settlement Agreement, the “Environmental and Tort Trust Agreements”), and the Litigation Trust Agreement, and other prior proceedings of the Bankruptcy Court.

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5. There are two complaints against Anadarko currently being jointly litigated in the Adversary Proceeding:

(i)	the Second Amended Adversary Complaint, originally commenced during the Chapter 11 Cases by certain of the Debtors but assigned and transferred to, and currently prosecuted by, the Litigation Trust for the benefit of its beneficiaries (including the United States) pursuant to the Plan, the Litigation Trust Agreement, and the Environmental Settlement Agreement, and which, at the time of trial, asserted claims including: actual fraudulent transfer under Bankruptcy Code §§ 544(b) and 550(a); constructive fraudulent transfer under Bankruptcy Code §§ 544(b) and 550(a); constructive fraudulent transfer under Bankruptcy Code §§ 548 and 550(a); breach of fiduciary duty; equitable subordination; and equitable disallowance; and which originally asserted claims for civil conspiracy, aiding and abetting fraudulent conveyance, unjust enrichment, disallowance of claims pursuant to § 502(d) of the Bankruptcy Code, and disallowance of contingent indemnity claims pursuant to § 502(e)(1)(B) of the Bankruptcy Code; and

(ii)	the Complaint-in-Intervention filed by the United States, asserting claims under the Federal Debt Collection Procedures Act, 28 U.S.C. §§ 3301-3308 (the “FDCPA”).

6. The Plan, Litigation Trust Agreement, and Environmental Settlement Agreement assigned, as provided in the Confirmation Order (including, but not limited to, paragraphs 126, 127 and 131) and the Litigation Trust Agreement (including, but not limited to, sections 2(a)(iii), 2(a)(viii), 2(b) and 4(b)(iv)), all of the Debtors’ respective rights and interests in the Adversary Proceeding (but excluding the Complaint-in-Intervention) and any claim or cause of action of the Debtors related thereto, whether or not asserted in the Adversary Proceeding, to the Litigation Trust for the benefit of the entities listed in Section 1(d) of the Litigation Trust Agreement, which include the Tort Claims Trust (the “Tort Claims Trust”), the Cimarron Environmental Response Trust (“Cimarron Trust”), the Multistate Environmental Response Trust (the “Multistate Trust”), the Nevada Environmental Response Trust (the “Nevada Trust”), the Savannah Environmental Response Trust (“Savannah Trust”) (the Tort Claims Trust, Cimarron

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Trust, Multistate Trust, Nevada Trust and Savannah Trust, along with the West Chicago Environmental Response Trust (“West Chicago Trust”), are hereafter, collectively, the “Environmental and Tort Trusts” and each individually an “Environmental and Tort Trust”), and certain governmental entities that had asserted Bankruptcy Environmental Claims against the Debtors (collectively, “Litigation Trust Beneficiaries” and each individually a “Litigation Trust Beneficiary”). Pursuant to the Plan, Litigation Trust Agreement, Environmental Settlement Agreement, and Environmental and Tort Trust Agreements (other than the West Chicago Environmental Response Trust Agreement), the Litigation Trust Beneficiaries and beneficiaries of the Environmental and Tort Trusts (together with the Litigation Trust Beneficiaries, the “Beneficiaries” and each individually a “Beneficiary”) are entitled to have paid, on account of their Bankruptcy Environmental Claims and Bankruptcy Tort Claims, specified allocations (the “Distribution Scheme”) of a share of the net proceeds of any recovery from the Adversary Proceeding, the principal allocation of which involves payment of approximately 88% of the net proceeds of any recovery on account of Bankruptcy Environmental Claims and payment of approximately 12% of the net proceeds of any recovery on account of Bankruptcy Tort Claims, with subsidiary allocations on account of the Bankruptcy Environmental Claims and Bankruptcy Tort Claims governed by the Environmental Settlement Agreement, Litigation Trust Agreement, and the Environmental and Tort Trust Agreements (other than the West Chicago Environmental Response Trust Agreement).

7. The Bankruptcy Claims and the Adversary Proceeding relate to, among other things, tort claims and environmental claims, causes of action and obligations asserted against the Debtors in respect of the Covered Sites. As and to the extent described more fully in the Environmental Settlement Agreement, the Distribution Scheme provides that approximately 88%

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of the net proceeds generated from the Adversary Proceeding will be distributed to trusts created to conduct Environmental Actions at one or more Covered Sites and to federal, state, or tribal governments in satisfaction of claims for costs previously expended or to be expended at Covered Sites or for Environmental Actions expected to be performed at Covered Sites.

8. The Parties agree to settle, compromise and resolve the Adversary Proceeding, including the Trust Derivative Claims as if such Trust Derivative Claims were already asserted and now pending against the Anadarko Released Parties, and to address other matters, as and to the extent provided in the Settlement Agreement. The Settlement Agreement represents a compromise and settlement of disputed claims, asserted and unasserted. In the absence of this settlement, Anadarko would seek further review and/or appeal in connection with the Adversary Proceeding. The Settlement Agreement will settle, compromise, resolve and close the Adversary Proceeding and settle, compromise, resolve, and extinguish the Trust Derivative Claims, any claims that were asserted or that could have been asserted in the Second Amended Adversary Complaint, the claims asserted in the Complaint-in-Intervention, and the claims that could have been asserted in the Complaint-in-Intervention relating to the subject matter of the Adversary Proceeding, together and on a global basis to the extent provided in the Settlement Agreement.

ADVERSARY PROCEEDING

9. On May 12, 2009, certain of the Debtors commenced the Adversary Proceeding against certain of the Anadarko Entities. [Adv. Dkt. No. 1] On May 21, 2009, the United States filed its Motion to Intervene, seeking to assert claims under the FDCPA. [Adv. Dkt. No. 5] The Court granted the United States’ motion and, on June 17, 2009, the United States filed its Complaint-in-Intervention against certain of the Anadarko Entities. [Adv. Dkt. No. 25]

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10. On July 31, 2009, Anadarko filed a motion to dismiss the Debtors’ Adversary Complaint. [Adv. Dkt. No. 45]. In an opinion issued March 31, 2010, and an order issued on April 30, 2010, the Court granted Anadarko’s motion to dismiss with respect to Counts IV, V, VI, VII, VIII, IX, X, XI, and the Debtors’ request for punitive damages. [Adv. Dkt. Nos. 117 & 125]. Count VII was dismissed with prejudice, and Counts VIII through XI were dismissed without prejudice to renewal in connection with the claims allowance process. The Court denied the Motion with respect to Counts I, II, and III, and dismissed Counts IV (breach of fiduciary duty), V (aiding and abetting breach of fiduciary duty), and VI (civil conspiracy) without prejudice and with leave to replead.

11. On July 31, 2009, Anadarko filed its Motion to Dismiss the Government’s Complaint-in-Intervention asserting, inter alia, that the United States lacked standing to assert fraudulent transfer claims that are property of the Debtors’ estate, and the United States’ fraudulent transfer claims were barred by the statute of limitations. [Adv. Dkt. No. 47] On October 20, 2009, the Court issued an Order Staying Defendants’ Motion to Dismiss the Government’s Complaint-in-Intervention. [Adv. Dkt. No. 72].

12. On February 7, 2011, the Debtors filed their Second Amended Adversary Complaint, adding certain Kerr-McGee subsidiaries as defendants. [Adv. Dkt. No. 223].

13. On May 27, 2011, the Court entered its Order Denying in Part and Granting In Part Defendants’ Motion to Dismiss Counts IV, V, and VI of the Second Amended Adversary Complaint, dismissing Counts V and VI with prejudice. [Adv. Dkt. No. 233].

14. On August 31, 2011, Plaintiff filed its Motion for Partial Summary Judgment Regarding Plaintiff’s Recovery Under Section 550(a) of the Bankruptcy Code (the “550 Motion”). [Adv. Dkt. No. 257]. On September 30, 2011, Anadarko filed its Response to the 550 Motion and a Cross-Motion for Partial Summary Judgment Limiting Plaintiffs’ Potential Damage Award Pursuant to Sections 544, 548 and 550(a) of the Bankruptcy Code. [Adv. Dkt. No. 268].

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15. On January 20, 2012, the Bankruptcy Court denied Anadarko’s cross-motion for partial summary judgment and granted the 550 Motion in part. [Adv. Dkt. No. 295].

16. On February 24, 2012, Anadarko filed its Motion for Partial Summary Judgment Seeking Dismissal of (I) Constructive Fraudulent Transfer Claims Involving Transfers Made By Tronox LLC; (II) Anadarko Petroleum Corporation as a Subsequent Transferee With Respect To All Alleged Fraudulent Transfers; and (III) All Actual and Constructive Fraudulent Transfer Claims Protected By Section 546(e) of the Bankruptcy Code (the “Motion for Partial Summary Judgment”). [Adv. Dkt. No. 307].

17. On May 8, 2012, the Bankruptcy Court held that Anadarko Petroleum Corporation was entitled to summary judgment dismissing it from the Adversary Proceeding. The other Anadarko Entities (“Anadarko Trial Defendants”) remained subject to the claims in the Adversary Proceeding. An order has not yet been entered reflecting the dismissal of Anadarko Petroleum Corporation with prejudice.

18. In the May 4, 2012 Joint Pretrial Order, Plaintiffs stipulated to dismissal of all constructive fraudulent transfer claims involving transfers made by Tronox LLC and therefore the Court was not required to rule on that portion of Anadarko’s Motion for Partial Summary Judgment. [Adv. Dkt. No. 383].

19. On March 2, 2012, Anadarko filed its Notification of Lack of Consent to Final Adjudication of Fraudulent Transfer Claims and Notice of Motion for Leave Regarding Fiduciary Duty Claim stating that Anadarko did not consent to final order authority of the Bankruptcy Court to enter a final order in the Adversary Proceeding. [Adv. Dkt. No. 308].

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20. On March 7, 2012, Anadarko filed its Motion for an Order Confirming that Defendants Have Preserved the Defense Codified by Section 546(e) of the Bankruptcy Code or, In the Alternative, for Leave to Amend Their Answer to the Second Amended Adversary Complaint to Include Such Defense. [Adv. Dkt. No. 310].

21. From May 15, 2012 to September 13, 2012, the Court held trial with respect to claims against the Anadarko Trial Defendants. On December 12, 2013, the Court issued its Memorandum Opinion, After Trial (the “Decision”), finding the Anadarko Trial Defendants liable under the Second Amended Adversary Complaint for actual and constructive fraudulent conveyances, but not liable for breach of fiduciary duty. The Court requested and has received further briefing on issues respecting the amount of damages. [Adv. Dkt. No. 622] The Decision is not a final judgment and the Bankruptcy Court has not issued a final judgment.

22. On January 13, 2014, Kerr-McGee Corporation, pursuant to the Decision, filed a claim under section 502(h) of the Bankruptcy Code on behalf of itself and the other Anadarko Trial Defendants. [Adv. Dkt. No. 623] The Litigation Trust filed objections to this 502(h) claim on February 12, 2014. [Adv. Dkt. No. 624] Anadarko also previously filed Proofs of Claim against the Debtors on August 11, 2009, which it subsequently amended on September 11, 2009 and September 11, 2010.

JURISDICTION AND CHAPTER 11 CASES

23. This Court has jurisdiction to consider this motion pursuant to 28 U.S.C. §§ 157 and 1334. The Parties to the Settlement Agreement have agreed that this Court should treat this motion as a related matter for purposes of 28 U.S.C. § 157. Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409. The statutory predicate for the relief requested herein is Bankruptcy Rule 9019.

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24. This Court has the power to issue a report and recommendation approving the Settlement Agreement.7 Amended Standing Order of Reference, 12 Misc. 00032 (S.D.N.Y. Jan. 31, 2012).

25. This Court has expressly retained exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases, including jurisdiction to (i) “adjudicate, decide or resolve any motions, adversary proceedings (including the Anadarko Litigation), contested or litigated matters, Causes of Action and any other matters, and grant or deny any applications involving a Tronox Debtor that may be pending on the Effective Date,” and (ii) “hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan or the Confirmation Order, including disputes arising under agreements, documents or instruments executed in connection with the Plan.” Plan, Article XI [Bankr. Dkt. No. 2567]; see also Findings of Fact, Conclusions of Law and Order Confirming the First Amended Joint Plan of Reorganization [Bankr. Dkt. No. 2567] at ¶ 159). Hence, this Court’s jurisdiction extends to this motion and encompasses the issuance of a Report and Recommendation approving the terms of the Settlement Agreement and recommending the issuance of an injunction by the District Court as set forth herein.

26. On June 13, 2013, the Court issued its Final Decree Pursuant To Section 350(a) of the Bankruptcy Code and Bankruptcy Rule 3022 Closing Chapter 11 Cases [Bankr. Dkt. No. 2979], which closed all of the Chapter 11 Cases other than that of Tronox Incorporated, and provides that “the Court shall retain jurisdiction over any matter pending in Tronox’s chapter 11 cases, including the Anadarko Litigation. The parties in the Anadarko Litigation may raise any issues related to the Anadarko Litigation in the pending adversary proceeding (Adv. Proc. No. 09-01198 (ALG)) and in connection with the case of Tronox Incorporated without the need to reopen any closed cases.”

[7]	By submitting this motion, Defendants do not abandon, forfeit, or otherwise waive any argument that this Court lacks authority to enter judgment on any claim against them.

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THE SETTLEMENT AGREEMENT AND PERMANENT INJUNCTION

27. The Litigation Trust, along with the United States, vigorously pursued the claims asserted in the Adversary Proceeding. After mediation and extensive good-faith efforts pre-trial, during trial, and post-trial to resolve these claims, the settlement embodied by the Settlement Agreement was reached. The Settlement Agreement, which is attached in its entirety as Exhibit A hereto, includes the following provisions:8

(a)	The United States, in its discretion, may terminate the Settlement Agreement if the public comments regarding the Settlement Agreement, following notice in the Federal Register, disclose facts or considerations that indicate that the Settlement Agreement is inappropriate, improper, or inadequate.

(b)	The Effective Date of the Settlement Agreement shall not occur until after the following have occurred:

1.	the Bankruptcy Court shall issue a Report and Recommendation recommending the approval of the Settlement Agreement and the issuance of an injunction enjoining certain persons from asserting Trust Derivative Claims and claims that are duplicative of Trust Derivative Claims;

2.	the U.S. District Court for the Southern District of New York shall issue an order approving the Report and Recommendation and enjoining the Trust Derivative Claims and claims that are duplicative of Trust Derivative Claims as described herein and in the Settlement Agreement; and

3.	the District Court’s Approval Order shall become Final. The Effective Date of the Settlement Agreement is the date on which such Approval Order becomes Final.

(c)	No later than two (2) Business Days after the Effective Date (the “Payment Date”), Anadarko shall cause Five Billion One Hundred Fifty Million Dollars ($5,150,000,000.00) in cash plus interest thereon from the Lodging Date as provided in Sections 3.1 and 3.3 (collectively, the “Settlement Proceeds”), to be timely paid to the Litigation Trust by wire transfer(s) of immediately available funds. The Litigation Trust shall have the sole responsibility and obligation to cause the Settlement Proceeds to be allocated and distributed to the Litigation Trust Beneficiaries consistent with the Litigation Trust Agreement.

[8]	To the extent there is any conflict between the terms of the Settlement Agreement and the summary of its terms in this motion, the Settlement Agreement controls.

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(d)	Within five (5) Business Days following receipt of the Settlement Proceeds, the Litigation Trustee and the United States shall commence taking all steps necessary to cause the Adversary Proceeding to be dismissed with prejudice.

(e)	As set forth more completely in Section 4.1.1, upon the payment of the Settlement Proceeds, the Litigation Trust fully, finally, and forever irrevocably releases any Anadarko Released Party from and against any and all claims that are held and/or controlled by the Litigation Trust and then existing or thereafter arising out of, accruing from or relating to (i) the Chapter 11 Cases (including the Bankruptcy Claims), (ii) the Adversary Proceeding, (iii) the Covered Sites, or (iv) the Trust Derivative Claims.

(f)	As set forth more completely in Section 4.1.2.1, upon the payment of the Settlement Proceeds, Anadarko fully, finally, and forever irrevocably releases the Litigation Trustee, the Litigation Trust, and each of its past, present and future employees, agents, managers, attorneys and other representatives, including but not limited to the current and future Litigation Trustee and current and future members of the Trust Advisory Board, from and against any and all claims then existing or thereafter arising out of, accruing from or relating to (i) the Chapter 11 Cases (including the Bankruptcy Claims), (ii) the Adversary Proceeding, (iii) the Covered Sites, or (iv) the Trust Derivative Claims or claims, if any, which are duplicative of Trust Derivative Claims, whether or not held or controlled by the Litigation Trust, or whether or not the Litigation Trust could have asserted such claims against any Anadarko Released Party.

(g)	As set forth more completely in Sections 4.2.1.1 through 4.2.1.7 of the Settlement Agreement, upon the payment of the Settlement Proceeds, the United States covenants not to sue the Anadarko Covenant Parties or, in the case of 4.2.1.6, Anadarko for certain common law claims that are Trust Derivative Claims and certain statutory claims with respect to Covered Sites.

(h)	As set forth more completely in Section 4.3.1, upon the payment of the Settlement Proceeds, Anadarko covenants not to sue the United States, any Beneficiary, or the Environmental and Tort Trusts for any offset or reduction of the recovery in the Adversary Proceeding, including but not limited to any claim pursuant to § 502(h) of the Bankruptcy Code, and covenants not to sue and waives any claim for reimbursement of the Settlement Proceeds against the United States, any Beneficiary, or the Environmental and Tort Trusts.

(i)	As set forth more completely in Section 4.3.2, upon the payment of the Settlement Proceeds, Anadarko covenants not to sue or assert any civil claims or causes of action against the United States, any Beneficiary, or the Environmental and Tort Trusts with respect to the Covered Sites.

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(j)	As set forth more completely in Section 4.4, the Parties agree that, upon the Approval Order becoming Final, the Settlement Agreement will constitute a judicially approved settlement for purposes of Section 113(f)(2) of CERCLA, and that Anadarko is entitled, upon payment of the Settlement Proceeds, to protection from contribution actions or claims as provided by Section 113(f)(2), of CERCLA, 42 U.S.C. §§ 9613(f)(2), or as otherwise provided by law for matters addressed in the Settlement Agreement.

(k)	As set forth more completely in Section 4.5, to the extent that any of the Debtors or the Debtor’s estates transferred any contribution rights to the Litigation Trust pursuant to the Plan and the Environmental and Tort Trust Agreements, the Litigation Trust shall not pursue such contribution rights against third-parties where such third-party could reasonably be expected to assert a claim against the Anadarko Covenant Parties or Anadarko Released Parties in connection therewith; provided, however, that if the Litigation Trust does pursue any such claim against a third-party, and such third-party asserts a claim against an Anadarko Covenant Party or Anadarko Released Party, the Litigation Trust shall immediately transfer and assign such contribution rights to the Anadarko Party against whom the claim is being asserted.

(l)	Subject to certain limitations set forth in Section 6.2, the Litigation Trust agrees to cooperate with and support Anadarko’s efforts to enforce the Approval Order.

(m)	The Bankruptcy Court and District Court shall retain jurisdiction to resolve (or recommend resolution to the extent that the Bankruptcy Court does not have final order authority) disputes in connection with, and to enforce, the Settlement Agreement.

(n)	In the event that the Settlement Agreement shall be determined, by a Final order of a court of competent jurisdiction, to be null and void, the Settlement Agreement shall be of no force whatsoever except with respect to the provisions contained in Sections 8 and 9.

28. As part of the Settlement Agreement, the Parties are seeking a Report and Recommendation recommending issuance of a permanent injunction as follows: “Pursuant to 28 U.S.C. §§ 1367 & 1651, § 105(a) of the Bankruptcy Code and Bankruptcy Rules 7001 and 7065, (i) any Debtor(s), (ii) any creditor of any Debtor who filed or could have filed a claim in the Chapter 11 Cases, (iii) any other Person whose claim (A) in any way arises from or is related to the Adversary Proceeding, (B) is a Trust Derivative Claim, or (C) is duplicative of a Trust Derivative Claim, and (iv) any Person acting or purporting to act as an attorney for any of the

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preceding is hereby permanently enjoined from asserting against any Anadarko Released Party (I) any Trust Derivative Claims or (II) any claims that are duplicative of Trust Derivative Claims, whether or not held or controlled by the Litigation Trust, or whether or not the Litigation Trust could have asserted such claims against any Anadarko Released Party. The injunction herein shall not apply to or bar the following: (i) any criminal liability; (ii) any liability arising under Title 26 of the United States Code (Internal Revenue Code) or state tax laws; (iii) any liability arising under federal or state securities laws; (iv) any action to enforce a covenant not to sue, release, or agreement not to seek reimbursement contained in the Settlement Agreement; (v) any liability that an Anadarko Released Party might have that does not arise from or through a liability of a Debtor; (vi) any liability of an Anadarko Released Party due to its status or acts or omissions since November 28, 2005 as a/an (A) owner, (B) operator, (C) discharger, (D) lessee, (E) permittee, (F) licensee, (G) person in charge, (H) holder of a right of use and easement, (I) arranger for disposal or treatment, (J) transporter, or (K) person who generates, handles, transports, treats, stores or disposes of solid or hazardous waste; and (vii) any liability relating to the E&P Business or the stored power or battery business (including, but not limited to, as owned or operated by U.S. Avestor LLC and Kerr-McGee Stored Power Company LLC9 ), and (viii) any liability that any Anadarko Released Party retained, received or assumed pursuant to the Assignment Agreement or Assignment, Assumption, and Indemnity Agreement. For the avoidance of doubt, to the extent that a liability of an Anadarko Released Party excluded from the injunction herein by the preceding sentence would be a liability for which such Anadarko Released Party would be jointly and severally liable with others, including but not limited to one or more Debtors or Reorganized Debtors, under applicable law, nothing in this injunction is

[9]	Provided, however, that as it relates to Kerr-McGee Stored Power Company LLC, subpart (vii) is applicable only to the extent that such liability, if any, relates to or arises from the stored power or battery business.

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intended to alter any such applicable principles of joint and several liability where otherwise provided by law. The injunction herein does not apply to the Litigation Trust and the United States, which are providing releases and covenants not to sue in the Settlement Agreement.”

29. In an effort to provide broad notice of the Settlement Agreement and requested injunction, Anadarko has agreed to serve this motion on the Litigation Trust Beneficiaries and all other Persons currently or previously appearing on the most recent version of the Bankruptcy Court’s Rule 2002 service list and on the service list in the Adversary Proceeding. Anadarko may supplement this service with such additional service or publication it deems appropriate. Anadarko shall be solely responsible for all fees and costs incurred in providing the aforementioned notices.

ARGUMENT

The Settlement Agreement Should Be Approved Under Bankruptcy Rule 9019

I.	The Controlling Legal Standard Under Bankruptcy Rule 9019

30. This Court has the power to recommend approval of the Settlement Agreement. Bankruptcy Rule 9019(a) provides, in pertinent part, “[o]n motion by the trustee and after notice and a hearing, the court may approve a compromise or settlement.” Fed. R. Bankr. P. 9019(a). See In re Key3Media Grp., Inc., 336 B.R. 87, 92 (Bankr. D. Del. 2005) (approving a post-confirmation settlement of fraudulent transfer claims under Rule 9019).

31. The decision to approve a particular compromise lies within the sound discretion of the bankruptcy court. See Nellis v. Shugrue, 165 B.R. 115, 123 (S.D.N.Y. 1994); In re Drexel Burnham Lambert Grp., Inc. 134 B.R. 493, 505 (Bankr. S.D.N.Y. 1991). Discretion may be exercised by the court “in light of the general public policy favoring settlements.” In re Hibbard Brown & Co., 217 B.R. 41, 46 (Bankr. S.D.N.Y. 1998). A proposed compromise and settlement implicates the issue of whether it is “fair and equitable, and in the best interest of the [debtor’s]

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estate.” In re Best Prods., Co., 168 B.R. 35, 50 (Bankr. S.D.N.Y. 1994) (internal citations omitted). A settlement must not “fall below the lowest point in the range of reasonableness.” Vaughn v. Drexel Burnham Lambert Grp., Inc. (In re Drexel Burnham Lambert Grp., Inc.), 134 B.R. 499, 505 (Bankr. S.D.N.Y. 1991); see also Cosoff v. Rodman (In re W.T. Grant Co.), 699 F.2d 599, 608 (2d Cir. 1983); In re Spielfogel, 211 B.R. 133, 144 (Bankr. E.D.N.Y. 1997).

32. The following factors are considered in determining whether a settlement should be approved: (i) the probability of success in litigation, with due consideration for the uncertainty in fact and law; (ii) the complexity and likely duration of the litigation and any attendant expense, inconvenience, and delay; (iii) the proportion of creditors who do not object to, or who affirmatively support, the proposed settlement; and (iv) the extent to which the settlement is truly the product of arm’s-length bargaining and not the product of fraud or collusion. See Protective Comm. for Indep. Stockholders of TMT Trailer Ferry, Inc. v. Anderson, 390 U.S. 414, 424 (1968); In re Iridium Operating LLC, 478 F.3d 452, 462 (2d Cir. 2007); In re Drexel Burnham Lambert Grp., Inc., 960 F.2d 285, 292 (2d Cir. 1992); In re Ionosphere Clubs, Inc., 156 B.R. 414, 428 (S.D.N.Y. 1993); In re Ashford Hotels, Ltd., 226 B.R. 797, 804 (Bankr. S.D.N.Y. 1998); In re Best Prods. Co., 168 B.R. at 50.

33. A court must “evaluate … all … factors relevant to a fair and full assessment of the wisdom of the proposed compromise.” TMT Trailer, 390 U.S. at 424-25. A court need not conduct a full independent investigation. In re Drexel Burnham Lambert Grp., Inc., 134 B.R. at 496. “[T]he bankruptcy judge does not have to decide the numerous questions of law and fact …. The court need only canvass the settlement to determine whether it is within the accepted range of reasonableness.” Nellis, 165 B.R. at 123 (internal citations omitted).

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34. The court may give weight to the “informed judgments of the … debtor-in- possession and their counsel that a compromise is fair and equitable, and consider the competency and experience of counsel who support the compromise.” In re Drexel Burnham Lambert Grp., Inc., 134 B.R. at 505 (internal citations omitted); see also In re Purofied Down Prods. Corp., 150 B.R. 519, 522 (S.D.N.Y. 1993); accord Ashford Hotels, Ltd., 226 B.R. at 802 (“Significantly, that test does not contemplate that [the court] substitute [its] judgment for the Trustee’s, but only that [the court] test his choice for reasonableness…. If the Trustee chooses one of two reasonable choices, [the court] must approve that choice, even if, all things being equal, [the court] would have selected the other.”). In order to evaluate the necessary facts, a court may rely on the opinion of the trustees, settlement parties and professionals. In re Chemtura Corp., 439 B.R. 561, 594 (Bankr. S.D.N.Y. 2010); see also In re Best Prods. Co., 168 B.R. at 50.

35. There is no requirement that “the value of the compromise … be dollar-for-dollar the equivalent of the claim.” In re Ionosphere Clubs, Inc., 156 B.R. at 427.

II.	The Settlement Agreement Meets the Legal Standard Established Under Rule 9019

36. The Settlement Agreement represents an integrated and comprehensive resolution of highly complex and disputed claims. Anadarko, the Litigation Trust, and the United States have comprehensively analyzed and considered the issues relating to the Adversary Proceeding and the releases and covenants not to sue granted in the Settlement Agreement, and, for the United States, subject to the public comment process, have concluded that, in light of the numerous benefits of the Settlement Agreement, the settlement embodied therein is fair and equitable and represents a reasonable resolution of highly complex issues.

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37. Absent this settlement, all Parties face inherent and significant litigation risk and costs. The Settlement Agreement also enables Anadarko, the Litigation Trust, and the United States to avoid the risks and costs associated with an extended period of potential appellate review of the Decision and other rulings by the Bankruptcy Court. Continued appellate litigation would likely take years and substantial expenditures to fully prosecute, with no certainty of recovery by the Litigation Trust or United States, much less any certainty of a greater recovery than that provided under the Settlement Agreement without all of the attendant delay of payment.

38. By contrast, if the Settlement Agreement is approved, the Litigation Trust will receive, within a relatively short time-frame, a substantial recovery of Five Billion One Hundred Fifty Million Dollars ($5,150,000,000.00) plus Interest in cash, the net proceeds of which will be distributed to the Beneficiaries on account of their Bankruptcy Environmental Claims and Bankruptcy Tort Claims in accordance with the Distribution Scheme.

39. Anadarko, the Litigation Trust, and the United States expended considerable resources and time negotiating the Settlement Agreement and have made material concessions in order to reach an agreement. In entering into the Settlement Agreements, they have assessed the probability of success in the Adversary Proceeding, and considered the contested legal and factual issues in dispute in consultation with their attorneys.

40. Finally, the Parties have negotiated the Settlement Agreements at arm’s length to reach a fair resolution of their disputes. The settlement is not the product of fraud or collusion. The Parties have all been represented by competent and experienced professionals. Significant resources have been invested by the Parties in evaluating the Settlement Agreement. The Settlement Agreement is the product of well-informed judgment and satisfies the standards for approval.

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41. Accordingly, Anadarko and the Litigation Trust submit that the Settlement Agreement is well within the range of reasonableness and should be approved by the Court.

The Injunction Should Be Approved

III.	An Injunction Under Section 105(a) is Warranted and Necessary

42. The Litigation Trust and Anadarko seek a recommendation that the District Court enter a narrowly tailored injunction as set forth above, without which the settlement embodied by the Settlement Agreement will not occur.

43. This Court has subject matter jurisdiction to recommend issuance of the injunction because the claims that the Parties seek to enjoin are derivative claims which the Litigation Trust has “exclusive standing” to assert in the first instance. Secs. Inv. Protection Corp. v. Bernard L. Madoff Inv. Secs. LLC, 429 B.R. 423, 430 (Bankr. S.D.N.Y. 2010).

44. Pursuant to 28 U.S.C. § 1334(b), District Courts (and therefore Bankruptcy Courts) have original jurisdiction over civil proceedings “arising under” and “arising in” and “related to” cases under title 11. 28 U.S.C. § 1334(b); see also In re Adelphia Commc’ns Corp., 2006 WL 1529357, at *6 (Bankr. S.D.N.Y. June 5, 2006). “Related to” jurisdiction to enjoin a third party dispute exists where the subject of the third party dispute is property of the estate or the dispute would have an effect on the estate. In re Johns-Manville Corp., 517 F.3d 52, 65 (2d Cir. 2008), vacated & remanded on other grounds, 557 U.S. 137, 129 S.Ct. 2195, 174 L.Ed.2d 99 (2009), aff’g in part & rev’g in part, 600 F.3d 135 (2d Cir. 2010); In re Delta Airlines, Inc., 374 B.R. 516, 525 (S.D.N.Y. 2007).

45. The Second Circuit has recently affirmed an injunction of duplicative or derivative claims by a Bankruptcy Court similar to the one sought herein. In In re Bernard L. Madoff Inv. Securities LLC, the Second Circuit upheld a permanent injunction issued by the Bankruptcy Court barring duplicative or derivative claims in connection with a settlement

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between the trustee and the defendants of fraudulent transfer claims. 740 F.3d 81 (2d. Cir. 2014). The Second Circuit agreed with the lower courts that certain putative class actions were barred as duplicative and derivative of claims asserted in the trustee’s complaint. The Second Circuit stated: “We have defined so-called ‘derivative claims’ in the context of bankruptcy as ones that ‘arise[ ] from harm done to the estate’ and that ‘seek [ ] relief against third parties that pushed the debtor into bankruptcy.’ In assessing whether a claim is derivative, we inquire into the factual origins of the injury and, more importantly, into the nature of the legal claims asserted. While a derivative injury is based upon ‘a secondary effect from harm done to [the debtor],’ an injury is said to be ‘particularized’ when it can be ‘directly traced to [the third party’s] conduct.’” Id. at 89 (internal citations omitted); see also In re Dewey & LeBoeuf LLP, 478 B.R. 627, 644-45 (Bankr. S.D.N.Y. 2012) (approving a settlement with former partners of a law firm with a related injunction against derivative claims).

46. The parties request an injunction nearly identical to that upheld by the Second Circuit in In re Madoff. Like the injunction that was upheld there, the injunction sought herein, “by its own terms, is limited to third party claims based on derivative or duplicative liability or claims that could have been brought by the Trustee against the” released parties. In re Madoff, 740 F.3d at 89. Subject to certain limitations, the Parties seek the issuance of an injunction enjoining “(i) any Debtor(s), (ii) any creditor of any Debtor who filed or could have filed a claim in the Chapter 11 Cases, (iii) any other Person whose claim (A) in any way arises from or is related to the Adversary Proceeding, (B) is a Trust Derivative Claim, or (C) is duplicative of a Trust Derivative Claim, and (iv) any Person acting or purporting to act as an attorney for any of the preceding is hereby permanently enjoined from asserting against any Anadarko Released Party (I) any Trust Derivative Claims or (II) any claims that are duplicative of such Trust

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Derivative Claims, whether or not held or controlled by the Litigation Trust, or whether or not the Litigation Trust could have asserted such claims against any Anadarko Released Party.” (See Ex. A) “Insofar as such claims are truly duplicative or derivative, they undoubtedly have an effect on the bankruptcy estate and, thus, are subject to the Bankruptcy Court’s jurisdiction.” In re Madoff, 740 F.3d at 89.10

47. In addition to the above authorities, the proposed injunction is consistent with the injunction entered by the Court in In re Dreier LLP, which excluded from the scope of the injunction actions where there was an independent basis on which to bring suit. 429 B.R. 112, 132-34 (Bankr. S.D.N.Y. 2010), aff’d, 2010 WL 3835179, at *4-5 (S.D.N.Y. Sept. 10, 2010) (upholding injunction and endorsing pro rata distribution for similarly situated victims of a Ponzi scheme). The court in In re Dreier LLP addressed jurisdiction in the context of derivative claims. Marc S. Dreier, who was the sole equity partner of Dreier LLP, committed fraud against his clients by selling them sham promissory notes. Id. at *117. GSO, an investment manager for certain purchasers of notes, transferred over a hundred million dollars to Dreier LLP accounts. Id. at *119-20. After the fraud was discovered, Dreier and Dreier LLP filed bankruptcy cases. In an effort to settle potential avoidance actions against GSO, the Chapter 11 Trustee and Chapter 7 Trustee, along with GSO, entered into a settlement agreement, whereby GSO would contribute over $10 million of value to the debtors’ estates in exchange for a release and injunction against

[10]	In addition, because the derivative claims included in the requested injunction are property of the estate, the Trustee has “exclusive standing” to assert such causes of action. Sec. Investor Prof. Corp. v. Bernard L. Madoff Inc. Sec. LLC, 429 B.R. 423, 430-31 (Bankr. S.D.N.Y. 2010); McHale v. Alvarez (In re The 1031 Tax Grp., LLC), 397 B.R. 670, 679 (Bankr. S.D.N.Y. 2008); Goldin v. Primavera Familienstiftung, Tag Assocs. Ltd. (In re Granite Partners L.P.), 194 B.R. 318, 324-25 (Bankr. S.D.N.Y. 1996). The Second Circuit has stated that “[i]f a claim is a general one, with no particularized injury arising from it, and if that claim could be brought by any creditor of the debtor, the trustee is the proper person to assert the claim, and the creditors are bound by the outcome of the trustee’s action.” Sec. Investor Prot. Corp., 429 B.R. at 4303 (quoting St. Paul Fire & Marine Ins. Co. v. PepsiCo, Inc., 884 F.2d 688, 701 (2d Cir. 1989)); see also In re Emoral, Inc. 740 F.3d 875, 880 (3d. Cir. 2014) (discussing whether a cause of action belongs to the estate, and stating that “state law causes of action for successor liability, just as for alter ego and veil-piercing causes of action, are properly characterized as property of the bankruptcy estate.”).

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third-party claims. Id. at *120. The court first found that it “plainly” had jurisdiction to bar general creditors of the estates from seeking to recover their claims from the funds transferred by Dreier LLP to GSO. Id. at *131-32. The court relied on the principles stated in FDIC v. Hirsch (In re Colonial Realty Co.), 980 F.2d 125 (2d Cir. 1992), which recognized that the automatic stay barred an action by the FDIC to recover property that the debtor had transferred before bankruptcy, and Keene Corp. v. Coleman (In re Keene Corp.), 164 B.R. 844, 850 (Bankr. S.D.N.Y. 1994), which held that a bankruptcy trustee alone has standing to maintain avoidance actions. Id. at *131-32. Based on these principles, the Court reasoned, the bankruptcy court could permanently enjoin “derivative” creditor claims on avoidance funds because “[a]bsent that power, the Trustees will be hampered in their ability to pursue and ultimately settle fraudulent transfer claims from a transferee fearful of paying twice for the same transfer—once on the Trustees’ claim and a second time on the derivative claim.” Id. at *132 (citing SEC v. Drexel Burnham Lambert Grp., Inc. (In re Drexel Lambert Grp., Inc.), 960 F.2d 285, 293 (2d Cir. 1992).11 An injunction is appropriate to avoid the re-litigation of claims asserted on behalf of all creditors of the Debtors that have been resolved by the Litigation Trust, particularly where the Litigation Trustee has resolved those claims in a manner that provides substantial funding to creditors on account of their Bankruptcy Environmental Claims and Bankruptcy Tort Claims in accordance with the Distribution Scheme embodied in the Court-approved Plan and Environmental and Tort Trust Agreements.

[11]	The Court in Dreier went on to determine that the injunction sought exceeded the Court’s jurisdiction for reasons not applicable in this case. Following that decision, the Dreier trustee filed a renewed motion for approval of the settlement agreement with a more tailored injunction. By order dated June 8, 2010, the Court approved the settlement and entered the injunction sought by the Dreier trustee [Case No. 08-15051 (SMB) ECF No. 610].

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48. If Derivative Claims were allowed to be asserted, claimants would be permitted to side-step the jurisdiction of this Court, and the mechanisms and compromises approved in the Plan, Litigation Trust Agreement, and the Environmental and Tort Trust Agreements. Permitting parties with claims derivative of those owned and settled by the Litigation Trust to prosecute such claims would also create the potential for double recovery.

49. The injunction is narrowly tailored, applying only with respect to those claims that are derivative of the claims owned by the Litigation Trust or duplicative of such claims. Given the fact that the injunction and releases are “narrowly drawn and are necessary to prevent relitigation of precisely the claims that were negotiated and resolved by the Settlement Agreement,” In re Delta Airlines, Inc., 374 B.R. at 526, this Court has the authority to grant the injunction sought.

NOTICE

50. Notice of this motion has been or will be given to the Litigation Trust Beneficiaries and all other Persons currently or previously appearing on the most recent version of the Bankruptcy Court’s Rule 2002 service list and the service list in the Adversary Proceeding. Although Anadarko may supplement this service with such additional service or publication as it deems appropriate, the Litigation Trust and Anadarko submit that no other or further notice need be given and respectfully requests that the Court find that such notice is proper and sufficient.

NO PRIOR REQUEST

51. No previous request for the relief sought herein has been made to this or to any other Court.

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CONCLUSION AND RELIEF SOUGHT

52. The Litigation Trust and Anadarko submit that the Agreement should be approved for two principal reasons: (a) to avoid further lengthy and burdensome litigation, and (b) because it represents a reasonable compromise of the claims in the Adversary Proceeding and provides substantial funding to the Litigation Trust, the net proceeds of which will be paid to the Beneficiaries on account of their Bankruptcy Environmental Claims and Bankruptcy Tort Claims. Accordingly, because the Settlement is well within the “range of reasonableness” and confers a substantial benefit on the estate, the Litigation Trust and Anadarko respectfully request that the Court:

(i)	grant the Motion and issue the Report and Recommendation recommending approval of the Agreement and the issuance of the permanent injunction as set forth herein; and

(ii)	schedule a hearing on the Motion, which hearing the parties respectfully request to take place at the same time as any oral argument on the Environmental Motion.

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New York, New York Dated: April , 2014	Respectfully submitted, /s/ Draft

David J. Zott, P.C. (admitted pro hac vice)

Andrew A. Kassof, P.C. (AK 7079)

Jeffrey J. Zeiger (admitted pro hac vice)

James R.P. Hileman (admitted pro hac vice)

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654-3406

Telephone: (312) 862-2000

Facsimile: (312) 862-2200

Counsel for the Anadarko Litigation Trust

John C. Hueston, Litigation Trustee

Irell & Manella LLP

1800 Avenue of the Stars, Suite 900

Los Angeles, California 90067

Telephone: (310) 277-1010

Facsimile: (310) 203-7199

Anadarko Litigation Trustee

/s/ Draft

Melanie Gray (admitted pro hac vice)

Lydia Protopapas (LP 8089)

Jason W. Billeck (admitted pro hac vice)

Winston & Strawn LLP

1111 Louisiana Street, 25th Floor

Houston, TX 77002-5242

Telephone: (713) 651-2600

Facsimile: (713) 651-2700

P. Sabin Willett (admitted pro hac vice)

Thomas R. Lotterman (admitted pro hac vice)

James J. Dragna (admitted pro hac vice)

Bingham McCutchen LLP

One Federal Street

Boston, MA 02110-1726

Telephone: (617) 951-8000

Facsimile: (617) 951-8736

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Gregory Silbert (GS 0033)

Weil, Gosthal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Telephone: (212) 310-8000

Facsimile: (212) 310-8007

Kenneth N. Klee (KK 5910)

David M. Stern (admitted pro hac vice)

Klee, Tuchin, Bogdanoff & Stern LLP

1999 Avenue of the Stars, 39th Floor

Los Angeles, CA 90067

Telephone: (310) 407-4000

Facsimile: (310) 407-9090

Counsel for Defendants

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CERTIFICATE OF SERVICE

I hereby certify that on the     th day of         , 2014, a true and correct copy of the foregoing was served on [            ]:

EXHIBIT A

Settlement Agreement

EXHIBIT B

Form of Dismissal with prejudice

EXHIBIT B

FORM OF APPROVAL ORDER

[Attached]

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

)

TRONOX INCORPORATED, TRONOX

WORLDWIDE LLC f/k/a Kerr-McGee Chemical

Worldwide LLC, and TRONOX LLC f/k/a

Kerr-McGee Chemical LLC,

Plaintiffs,

v.

KERR-MCGEE CORPORATION, KERR-MCGEE

OIL & GAS CORPORATION, KERR-MCGEE

WORLDWIDE CORPORATION, KERR-MCGEE INVESTMENT CORPORATION, KERR-MCGEE

CREDIT LLC, KERR-MCGEE SHARED SERVICES COMPANY LLC, and KERR-MCGEE STORED

POWER COMPANY LLC,

Defendants.

	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Case No. Adv. Pro. No. 09-01198 (ALG)

THE UNITED STATES OF AMERICA, Plaintiff-Intervenor, v. TRONOX, INC., TRONOX WORLDWIDE LLC, TRONOX LLC, KERR-MCGEE CORPORATION, and ANADARKO PETROLEUM CORPORATION, Defendants.	) ) ) ) ) ) ) ) ) ) ) )

ORDER APPROVING REPORT AND RECOMMENDATION OF THE BANKRUPTCY COURT RECOMMENDING APPROVAL OF SETTLEMENT AGREEMENT RESOLVING ADVERSARY PROCEEDING AND ISSUANCE OF AN INJUNCTION ENJOINING CERTAIN PERSONS FROM ASSERTING CERTAIN CLAIMS

Upon the Report and Recommendation issued by the United States Bankruptcy Court for the Southern District of New York on [            ,] 2014 (the “Report and Recommendation”) recommending approval of the Settlement Agreement dated April [            ,]

2014 (the “Settlement Agreement”)1 and the issuance of an injunction enjoining certain persons from asserting certain claims; the Court having considered the Report and Recommendation and all objections (the “Objections”) and responses thereto; it further appearing that approval of the Report and Recommendation is appropriate based upon the entire record before this Court, including the hearing on [            , 2014] in response to any Objections; and after due deliberation and sufficient cause appearing therefor, the Court hereby makes the following findings of fact and conclusions of law:2

FINDINGS OF FACT

A. On January 12, 2009, Tronox Incorporated and certain of its affiliates (collectively, the “Debtors”) commenced chapter 11 cases (the “Chapter 11 Cases”) in the Bankruptcy Court. On November 30, 2010, the Bankruptcy Court confirmed the Debtors’ Plan. On February 14, 2011, the Plan became effective.

B. In the Chapter 11 Cases, the United States, other governmental entities, and other Persons filed Proofs of Claim against the Debtors on account of, among other things, alleged environmental claims, obligations, and/or liabilities at certain of the Covered Sites (as to such Proofs of Claim filed by the United States and other governmental entities, the “Bankruptcy Environmental Claims,” and as to such Proofs of Claim filed by other Persons, the “Bankruptcy Indirect Environmental Claims”). Various tort claimants filed Proofs of Claim

[1]	A copy of the Report and Recommendation is annexed hereto as Exhibit A. A copy of the Settlement Agreement is annexed hereto as Exhibit B. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Settlement Agreement. This Order summarizes the Settlement Agreement, including certain of its terms. In the event of any conflict between the summary in this Order and the Settlement Agreement, the Settlement Agreement shall control unless this Order expressly provides otherwise.
[2]	The findings and conclusions set forth herein constitute the Court’s findings of fact and conclusions of law pursuant to Federal Rule of Civil Procedure 52. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent that any of the following conclusions of law constitute findings of fact, they are adopted as such.

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against the Debtors on account of alleged tort liabilities, including for personal injury and property damage (the “Bankruptcy Tort Claims” and, together with the Bankruptcy Environmental Claims and the Bankruptcy Indirect Environmental Claims, the “Bankruptcy Claims”). The Bankruptcy Claims were (or will be) resolved or addressed pursuant to the Plan and related agreements, including the Environmental Settlement Agreement, the Cimarron Environmental Response Trust Agreement, the Multistate Environmental Response Trust Agreement, the Nevada Environmental Response Trust Agreement, the Savannah Environmental Response Trust Agreement, the West Chicago Environmental Response Trust Agreement, and the Tort Claims Trust Agreement (collectively, but excluding the Plan and the Environmental Settlement Agreement, the “Environmental and Tort Trust Agreements”), and the Litigation Trust Agreement, and other prior proceedings of the Bankruptcy Court.

C. There are two complaints against Anadarko currently being jointly litigated in Tronox Inc., et al. v. Kerr-McGee Corporation, et al. (In re Tronox Inc.), Adv. Proc. No. 09-01198 (Bankr. S.D.N.Y.):

(i)	the Second Amended Adversary Complaint, originally commenced during the Chapter 11 Cases by certain of the Debtors but assigned and transferred to, and currently prosecuted by, the Litigation Trust for the benefit of its beneficiaries (including the United States) pursuant to the Plan, the Litigation Trust Agreement, and the Environmental Settlement Agreement, and which, at the time of trial, asserted claims including: actual fraudulent transfer under Bankruptcy Code §§ 544(b) and 550(a); constructive fraudulent transfer under Bankruptcy Code §§ 544(b) and 550(a); constructive fraudulent transfer under Bankruptcy Code §§ 548 and 550(a); breach of fiduciary duty; equitable subordination; and equitable disallowance; and which originally asserted claims for civil conspiracy, aiding and abetting fraudulent conveyance, unjust enrichment, disallowance of claims pursuant to § 502(d) of the Bankruptcy Code, and disallowance of contingent indemnity claims pursuant to § 502(e)(1)(B) of the Bankruptcy Code; and

(ii)	the Complaint-In-Intervention filed by the United States, asserting claims under the Federal Debt Collection Procedures Act, 28 U.S.C. §§ 3301-3308.

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D. The Plan, Litigation Trust Agreement, and Environmental Settlement Agreement assigned, as provided in the Confirmation Order and the Litigation Trust Agreement, all of the Debtors’ respective rights and interests in the Adversary Proceeding (excluding the Complaint-In-Intervention), which includes any claims or causes of action of the Debtors related to the Adversary Proceeding, whether or not asserted in the Adversary Proceeding, to the Litigation Trust for the benefit of the entities listed in Section 1(d) of the Litigation Trust Agreement, which include the Tort Claims Trust (the “Tort Claims Trust”), the Cimarron Environmental Response Trust (“Cimarron Trust”), the Multistate Environmental Response Trust (the “Multistate Trust”), the Nevada Environmental Response Trust (the “Nevada Trust”), the Savannah Environmental Response Trust (“Savannah Trust”) (the Tort Claims Trust, Cimarron Trust, Multistate Trust, Nevada Trust and Savannah Trust, along with the West Chicago Environmental Response Trust (“West Chicago Trust”), are hereafter, collectively, the “Environmental and Tort Trusts” and each individually an “Environmental and Tort Trust”), and certain governmental entities that had asserted Bankruptcy Environmental Claims against the Debtors (collectively, “Litigation Trust Beneficiaries”). Pursuant to the Plan, Litigation Trust Agreement, Environmental Settlement Agreement, and Environmental and Tort Trust Agreements (other than the West Chicago Environmental Response Trust Agreement), the Litigation Trust Beneficiaries and beneficiaries of the Environmental and Tort Trusts (together with the Litigation Trust Beneficiaries, the “Beneficiaries”) are entitled to have paid, on account of their Bankruptcy Environmental Claims and Bankruptcy Tort Claims, specified allocations (the “Distribution Scheme”) of a share of the net proceeds of any recovery from the Adversary Proceeding, the principal allocation of which involves payment of approximately 88% of the net

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proceeds of any recovery on account of Bankruptcy Environmental Claims and payment of approximately 12% of the net proceeds of any recovery on account of Bankruptcy Tort Claims, with subsidiary allocations on account of the Bankruptcy Environmental Claims and Bankruptcy Tort Claims governed by the Environmental Settlement Agreement, Litigation Trust Agreement, and the Environmental and Tort Trust Agreements (other than the West Chicago Environmental Response Trust Agreement). Further, the Litigation Trust Agreement provides that the proceeds of any settlement or other resolution of the Complaint-in-Intervention would be treated as if they were funds obtained on the Second Amended Adversary Complaint by the Litigation Trust.

E. From May 15, 2012 to September 13, 2012, the Bankruptcy Court held trial with respect to claims against the Anadarko Trial Defendants. On December 12, 2013, the Bankruptcy Court issued its Memorandum Opinion, After Trial (the “Decision”), finding the Anadarko Trial Defendants liable under the Second Amended Adversary Complaint for actual and constructive fraudulent conveyances, but not liable for breach of fiduciary duty. The Bankruptcy Court requested and received further briefing on issues respecting the amount of damages. The Decision is not a final judgment and the Bankruptcy Court did not enter final judgment.

F. Before the proceedings in front of the Bankruptcy Court concluded, the Parties entered into the Settlement Agreement on April [    ], 2014, which resolves the Adversary Proceeding and provides for releases, covenants not to sue, and the issuance of an injunction by this Court enjoining certain persons from asserting Trust Derivative Claims and any claims that are duplicative of such Trust Derivative Claims.

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G. On April [    ], 2014, the United States lodged the Settlement Agreement with the Bankruptcy Court. On April [    ], 2014, the United States published a notice for public comment thereon in the Federal Register. [The comment period expired on May [    ], 2014 and did not disclose any facts or considerations that indicate that the Settlement Agreement is inappropriate, improper, or inadequate.]

H. On April [    ], 2014, the Litigation Trust and Anadarko filed a motion (the “9019 Recommendation Motion”) with the Bankruptcy Court, seeking the Report and Recommendation. [On [    ,] 2014, the United States filed the Environmental Motion with the Bankruptcy Court. The Bankruptcy Court held a hearing on [    ,] 2014 to consider the 9019 Recommendation Motion and Environmental Motion, and issued its Report and Recommendation on [    ,] 2014.]

I. [The Report and Recommendation found, inter alia, that:

•	Proper, timely, adequate and sufficient notice of the 9019 Recommendation Motion was provided, and no other or further notice need be given.

•	The Settlement Agreement settles, compromises, resolves and closes the Adversary Proceeding and settles, compromises, resolves, and extinguishes the Trust Derivative Claims, any claims that were asserted or that could have been asserted in the Second Amended Adversary Complaint, and the claims asserted in the Complaint-in-Intervention and the claims that could have been asserted in the Complaint-in-Intervention relating to the subject matter of the Adversary Proceeding, together and on a global basis to the extent provided in the Settlement Agreement.

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•	Pursuant to the Settlement Agreement, within two Business Days after the Effective Date, Anadarko shall cause to be paid to the Litigation Trust [$ ] plus Interest from the Lodging Date as set forth in Sections 3.1 and 3.3 of the Settlement Agreement by wire transfer of immediately available funds. The Litigation Trust shall cause the Settlement Proceeds to be allocated and distributed to the Litigation Trust Beneficiaries consistent with the Litigation Trust Agreement.

•	The Litigation Trust succeeded to, as of and after the Plan Effective Date, any and all claims against the Anadarko Released Parties[3] related to the claims, issues and subject matter of the Adversary Proceeding which were held, owned and/or controlled by one or more Debtors before the Plan Effective Date. Since the Plan Effective Date, the Litigation Trust has not sold, assigned, transferred, encumbered, hypothecated, abandoned, conveyed or otherwise disposed of any claims received by the Litigation Trust from Debtors pursuant to the Plan.

•	The Settlement Agreement is fair, reasonable and consistent with environmental law.

•	The Settlement Agreement falls well above the lowest point in the range of reasonableness, is fair, reasonable and equitable and is in the best interests of the Parties and the Beneficiaries, and therefore meets the standards for approval under Bankruptcy Rule 9019.

[3]	As set forth in Section 1.9 of the Settlement Agreement, “Anadarko Released Parties” shall mean Anadarko Petroleum Corporation, Kerr-McGee Corporation, Anadarko US Offshore Corporation (f/k/a Kerr-McGee Oil & Gas Corporation), Kerr-McGee Worldwide Corporation, KM Investment Corporation, Kerr-McGee Shared Services Company LLC, Kerr-McGee Credit LLC, and Kerr-McGee Stored Power Company LLC, each of their Affiliates, and each of their respective predecessors, successors, and assigns, all of their past, present, and future officers, directors, employees, managers, members, agents, attorneys and other representatives.

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•

The following permanent injunction should be issued by the District Court: “Pursuant to 28 U.S.C. §§ 1367 & 1651, § 105(a) of the Bankruptcy Code and Bankruptcy Rules 7001 and 7065, (i) any Debtor(s), (ii) any creditor of any Debtor who filed or could have filed a claim in the Chapter 11 Cases, (iii) any other Person whose claim (A) in any way arises from or is related to the Adversary Proceeding, (B) is a Trust Derivative Claim, or (C) is duplicative of a Trust Derivative Claim, and (iv) any Person acting or purporting to act as an attorney for any of the preceding is hereby permanently enjoined from asserting against any Anadarko Released Party (I) any Trust Derivative Claims or (II) any claims that are duplicative of Trust Derivative Claims, whether or not held or controlled by the Litigation Trust, or whether or not the Litigation Trust could have asserted such claims against any Anadarko Released Party. The injunction herein shall not apply to or bar the following: (i) any criminal liability; (ii) any liability arising under Title 26 of the United States Code (Internal Revenue Code) or state tax laws; (iii) any liability arising under federal or state securities laws; (iv) any action to enforce a covenant not to sue, release, or agreement not to seek reimbursement contained in the Settlement Agreement; (v) any liability that an Anadarko Released Party might have that does not arise from or through a liability of a Debtor; (vi) any liability of an Anadarko Released Party due to its status or acts or omissions since November 28, 2005 as a/an (A) owner, (B) operator, (C) discharger, (D) lessee, (E) permittee, (F) licensee, (G) person

8

in charge, (H) holder of a right of use and easement, (I) arranger for disposal or treatment, (J) transporter, or (K) person who generates, handles, transports, treats, stores or disposes of solid or hazardous waste; and (vii) any liability relating to the E&P Business or the stored power or battery business (including, but not limited to, as owned or operated by U.S. Avestor LLC and Kerr-McGee Stored Power Company LLC4), and (viii) any liability that any Anadarko Released Party retained, received or assumed pursuant to the Assignment Agreement or Assignment, Assumption, and Indemnity Agreement. For the avoidance of doubt, to the extent that a liability of an Anadarko Released Party excluded from the injunction herein by the preceding sentence would be a liability for which such Anadarko Released Party would be jointly and severally liable with others, including but not limited to one or more Debtors or Reorganized Debtors, under applicable law, nothing in this injunction is intended to alter any such applicable principles of joint and several liability where otherwise provided by law. The injunction herein does not apply to the Litigation Trust and the United States, which are providing releases and covenants not to sue in the Settlement Agreement.”

CONCLUSIONS OF LAW

1. This Court has subject matter jurisdiction to consider the Report and Recommendation and the relief recommended therein, including granting the permanent injunction sought, in accordance with 28 U.S.C. §§ 157, 1334, 1367 and 1651 and the Amended Standing Order of Reference, 12 Misc. 00032 (S.D.N.Y. Jan. 31, 2012).

[4]	Provided, however, that as it relates to Kerr-McGee Stored Power Company LLC, subpart (vii) is applicable only to the extent that such liability, if any, relates to or arises from the stored power or battery business.

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2. Venue of this case in this district is proper pursuant to 28 U.S.C. § 1409.

3. Proper, timely, adequate and sufficient notice of the deadline for objections to the Report and Recommendation and the hearing thereon has been given in accordance with Bankruptcy Rules 2002 and 9019. The foregoing notice constitutes good, appropriate and adequate and sufficient notice.

4. [Discuss any objections received.]

5. The Court has considered the probability of success in the Adversary Proceeding, including likely appeals, the complexity of the litigation, and the attendant expense, inconvenience, and delay, and the paramount interests of the direct and indirect beneficiaries of the Litigation Trust, including the United States. In addition, the Court considered and credits the opinion of the Litigation Trustee and Anadarko, and their respective counsel, in determining whether a settlement is fair and equitable.

6. The Court concludes that the Settlement Agreement falls well above the lowest point in the range of reasonableness, is fair, reasonable and equitable and is in the best interests of the Parties and the Beneficiaries, and therefore meets the standards for approval under Bankruptcy Rule 9019.

7. The Court concludes the Settlement Agreement is fair, reasonable and consistent with environmental law.

8. The Settlement Agreement will confer a significant benefit on the Parties and the Beneficiaries and is in the public interest.

10

9. An injunction pursuant to § 105(a) of the Bankruptcy Code, Bankruptcy Rules 7001 and 7065, and 28 U.S.C. §§ 1367 & 1651 is warranted and necessary as a matter of law. Issuance of the permanent injunction set forth below is necessary and appropriate to carry out the provisions of the Bankruptcy Code, to prevent any entity other than the Litigation Trust from exercising control or possession over property of the estate which has been transferred to the Litigation Trust, and to avoid relitigation or litigation of claims that were or could have been asserted by the Litigation Trustee on behalf of all creditors.

10. The injunction set forth herein is narrowly tailored and is necessary to effectuate the settlement embodied by the Settlement Agreement.5

For all of the foregoing reasons, it is hereby

ORDERED, that the Report and Recommendation is approved in its entirety and all Objections are overruled in their entirety; and it is

ORDERED, that the Settlement Agreement is hereby approved in its entirety, and the parties to the Settlement Agreement are authorized and directed to take such action as is necessary to effectuate the terms of the Settlement Agreement; and it is further

ORDERED, that pursuant to pursuant to 28 U.S.C. §§ 1367 & 1651, § 105(a) of the Bankruptcy Code and Bankruptcy Rules 7001 and 7065, (i) any Debtor(s), (ii) any creditor of any Debtor who filed or could have filed a claim in the Chapter 11 Cases, (iii) any other Person whose claim (A) in any way arises from or is related to the Adversary Proceeding, (B) is a Trust Derivative Claim, or (C) is duplicative of a Trust Derivative Claim, and (iv) any Person acting or purporting to act as an attorney for any of the preceding is hereby permanently enjoined from

[5]	To the extent that Federal Rule of Bankruptcy Procedure 7065 applies, the injunction provided for in this Order satisfies subsection (d) thereof by setting forth the reasons for its issuance, the specific terms thereof, and describes in reasonable detail the act or acts restrained or required.

11

asserting against any Anadarko Released Party (I) any Trust Derivative Claims or (II) any claims that are duplicative of Trust Derivative Claims, whether or not held or controlled by the Litigation Trust, or whether or not the Litigation Trust could have asserted such claims against any Anadarko Released Party. The injunction herein shall not apply to or bar the following: (i) any criminal liability; (ii) any liability arising under Title 26 of the United States Code (Internal Revenue Code) or state tax laws; (iii) any liability arising under federal or state securities laws; (iv) any action to enforce a covenant not to sue, release, or agreement not to seek reimbursement contained in the Settlement Agreement; (v) any liability that an Anadarko Released Party might have that does not arise from or through a liability of a Debtor; (vi) any liability of an Anadarko Released Party due to its status or acts or omissions since November 28, 2005 as a/an (A) owner, (B) operator, (C) discharger, (D) lessee, (E) permittee, (F) licensee, (G) person in charge, (H) holder of a right of use and easement, (I) arranger for disposal or treatment, (J) transporter, or (K) person who generates, handles, transports, treats, stores or disposes of solid or hazardous waste; and (vii) any liability relating to the E&P Business or the stored power or battery business (including, but not limited to, as owned or operated by U.S. Avestor LLC and Kerr-McGee Stored Power Company LLC6), and (viii) any liability that any Anadarko Released Party retained, received or assumed pursuant to the Assignment Agreement or Assignment, Assumption, and Indemnity Agreement. For the avoidance of doubt, to the extent that a liability of an Anadarko Released Party excluded from the injunction herein by the preceding sentence would be a liability for which such Anadarko Released Party would be jointly and severally liable with others, including but not limited to one or more Debtors or Reorganized Debtors, under applicable law, nothing in this injunction is intended to alter any such applicable principles of joint and several liability where otherwise provided by law. The injunction herein does not apply to the Litigation Trust and the United States, which are providing releases and covenants not to sue in the Settlement Agreement; and it is further

[6]	Provided, however, that as it relates to Kerr-McGee Stored Power Company LLC, subpart (vii) is applicable only to the extent that such liability, if any, relates to or arises from the stored power or battery business.

12

ORDERED, that this Court and the Bankruptcy Court shall retain jurisdiction over any and all disputes arising under or otherwise relating to this Order.

Dated: New York, New York

[            ], 2014

HONORABLE [ ]
UNITED STATES DISTRICT JUDGE

13

EXHIBIT C

LITIGATION TRUST RESOLUTION

[Attached]

EXHIBIT C

CERTIFICATION OF THE LITIGATION TRUSTEE

I, John C. Hueston, hereby certify that I am the duly appointed and acting Trustee of the Anadarko Litigation Trust (the “Litigation Trust”).

I further hereby certify that on the 2nd day of April 2014, during a meeting of the Trust Advisory Board pursuant to Section 4(c)(i)(I) of the Litigation Trust Agreement, a majority of the five members of the Trust Advisory Board (exclusive of the At-Large Member as provided in the Litigation Trust Agreement) voted to approve an agreement to settle and compromise the Adversary Proceeding, including the Trust Derivative Claims (as such terms are defined in the Settlement Agreement), with Anadarko Petroleum Corporation, Kerr-McGee Corporation, Anadarko US Offshore Corporation (f/k/a Kerr-McGee Oil & Gas Corporation), Kerr-McGee Worldwide Corporation, KM Investment Corporation, Kerr-McGee Shared Services Company LLC, Kerr-McGee Credit LLC, and Kerr-McGee Stored Power Company LLC (collectively, “Anadarko”).

I further hereby certify that I am authorized to execute the Settlement Agreement on behalf of the Litigation Trust.

Dated: April 2nd, 2014	/s/ John C. Hueston John C. Hueston, as Trustee of the
Anadarko Litigation Trust

EXHIBIT D

ANADARKO RESOLUTIONS

[Attached]

ANADARKO PETROLEUM CORPORATION

CERTIFICATE OF RESOLUTIONS

I, Amanda M. McMillian, do hereby certify that I am a duly elected, qualified and acting Corporate Secretary of ANADARKO PETROLEUM CORPORATION, a Delaware corporation (the “Company”).

I do hereby further certify that the following resolutions were duly adopted by the Board of Directors (the “Board”) of the Company at a meeting duly called and held on the 2nd day of April 2014, and that said resolutions have not been revised, rescinded or revoked and remain in full force and effect as of the date of this certificate:

APPROVAL OF SETTLEMENT AGREEMENT RELATED TO TRONOX ADVERSARY PROCEEDING

WHEREAS, the Board believes that it is in the best interest of the Company and its stockholders to resolve current and potential litigation and other claims (collectively, the “Claims”) made in the Tronox Adversary Proceeding currently pending in the U.S. Bankruptcy Court for the Southern District of New York; and

WHEREAS, the Company has negotiated a resolution of the Claims with (1) the Anadarko Litigation Trust (the “Litigation Trust”), by and through its authorized representative and trustee, John C. Hueston (the “Litigation Trustee”), not individually but solely in his representative capacity as Litigation Trustee, and (2) the U.S. Government in its capacity as plaintiff-intervenor and acting for and on behalf of the U.S. Environmental Protection Agency, the U.S. Department of Agriculture (acting through the U.S. Forest Service), the U.S. Department of the Interior (acting through the Fish and Wildlife Service and the Bureau of Land Management), the U.S. Department of Commerce (acting through the National Oceanic and Atmospheric Administration), the U.S. Department of Defense (including the U.S. Department of the Army, U.S. Army Corps of Engineers, U.S. Department of the Navy, and U.S. Department of the Air Force), and the Nuclear Regulatory Commission (collectively, the “U.S.,” and together with the Litigation Trust, the “Plaintiffs”), that would result in resolving their disputes related to the Tronox Adversary Proceeding, including Trust Derivative Claims (as such term is defined in the Agreement, which is defined below); and

WHEREAS, the Board has reviewed and discussed with management the proposed Settlement Agreement by and among (1) the Litigation Trust, (2) the U.S., and (3) Anadarko Petroleum Corporation, Kerr-McGee Corporation, Anadarko US Offshore Corporation (f/k/a Kerr-McGee Oil & Gas Corporation), Kerr-McGee Worldwide Corporation, KM Investment Corporation, Kerr-McGee Shared Services Company LLC, Kerr-McGee Credit LLC1, and Kerr-McGee Stored Power Company LLC (the “Agreement”), a copy of which is attached hereto as Exhibit A; and

[1]	Kerr-McGee Credit LLC was dissolved in 2007. At the time of its dissolution, Kerr-McGee Worldwide Corporation was its sole member. They are referenced in the Settlement Agreement solely because they were named as a defendant in the Adversary Proceeding.

WHEREAS, the Agreement contemplates, among other things, the payment by the Company of Five Billion One Hundred Fifty Million Dollars ($5,150,000,000.00) in cash to Plaintiffs, plus Interest thereon from the Lodging Date (as such terms are defined in the Settlement Agreement) (collectively, the “Settlement Payment”); and

WHEREAS, for purposes of these preambles and resolutions, the term “Authorized Persons” shall mean, at any given time, each or any one or more of the Company’s duly elected (i) Chairman of the Board, (ii) President, (iii) Chief Executive Officer, (iv) any Executive Vice President, (v) any Senior Vice President, and (vi) any Vice President.

NOW, THEREFORE, BE IT RESOLVED, that the Agreement, in the form substantially as presented to and reviewed by this Board be, and hereby is, approved.

RESOLVED, that the Authorized Persons, acting individually or together, be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Company (and its subsidiaries, as necessary or appropriate) to execute the Agreement, with such modifications, amendments or supplements as may be necessary, advisable or appropriate in the discretion of the Authorized Persons, the execution and delivery thereof by the Authorized Persons to conclusively evidence approval thereof by such Authorized Persons and the Board.

RESOLVED, that the Authorized Persons acting individually or together be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Company (and its subsidiaries, as necessary or appropriate) to effectuate the payment of the Settlement Payment, with such funds coming from (1) the assets of the Company or its subsidiaries, and/or (2) from funds drawn from the Company’s existing secured revolving credit facility.

RESOLVED, that the Authorized Persons acting individually or together be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Company, to (a) negotiate, execute and deliver any and all documents, instruments, financing statements, agreements, amendments, authorizations, powers, certificates or similar items necessary or desirable in connection with the foregoing resolutions with such terms and provisions as the Authorized Persons shall determine to be necessary, advisable or appropriate, the execution and delivery thereof by the Authorized Persons to conclusively evidence approval thereof by such Authorized Persons and the Board, and (b) perform the obligations and carry out the duties of the Company (and its subsidiaries, if any) thereunder.

RESOLVED, that the Company and the Authorized Persons be, and each of them hereby is, authorized and empowered to execute, deliver and carry out any present, continuing or future obligations under the Agreement referenced that may be required thereby, and to effect any necessary filing(s) with any and all appropriate regulatory authorities as may be required or as the Authorized Persons may deem necessary, advisable or appropriate in order to carry out the purposes and intent of the foregoing resolutions.

RESOLVED, that the Secretary or any Assistant Secretary of the Company be, and each of them hereby is, authorized and empowered to certify and furnish copies of these resolutions or any other resolutions deemed to have been adopted pursuant hereto and statements as to the incumbency of the Company’s officers (under corporate seal if necessary) as may be requested, and effect any necessary or desirable filings and/or disclosures (including a press release) with any and all appropriate governmental and/or regulatory authorities.

RESOLVED, that all actions heretofore taken, or caused to be taken, by any officer, authorized employee and/or agent of the Company in connection with the documents, transactions and actions contemplated by the foregoing resolutions be, and the same hereby are, approved, ratified and confirmed in all respects.

[Signature page follows]

IN WITNESS WHEREOF, I have hereunto set my hand this 2nd day of April, 2014.

/s/ Amanda M. McMillian
Amanda M. McMillian
Corporate Secretary

KERR-MCGEE CORPORATION

ANADARKO US OFFSHORE CORPORATION

KERR-MCGEE WORLDWIDE CORPORATION

KM INVESTMENT CORPORATION

CERTIFICATE OF RESOLUTIONS

I, Amanda M. McMillian, do hereby certify that I am the duly elected, qualified and acting Corporate Secretary of each of (a) Kerr-McGee Corporation, a Delaware corporation, (b) Anadarko US Offshore Corporation, a Delaware corporation, (c) Kerr-McGee Worldwide Corporation, a Delaware corporation, and (d) KM Investment Corporation, a Nevada corporation (collectively, the “Companies”).

I do hereby further certify that the following resolutions were duly adopted by the respective Boards of Directors (the “Board”) of each of the Companies via written consent, and that said resolutions have not been revised, rescinded or revoked and remain in full force and effect as of the date of this certificate:

APPROVAL OF SETTLEMENT AGREEMENT RELATED TO TRONOX ADVERSARY PROCEEDING

WHEREAS, the Board believes that it is in the best interest of the Company and its stockholders to resolve current and potential litigation and other claims (collectively, the “Claims”) made in the Tronox Adversary Proceeding currently pending in the U.S. Bankruptcy Court for the Southern District of New York; and

WHEREAS, the Company has negotiated a resolution of the Claims with (1) the Anadarko Litigation Trust (the “Litigation Trust”), by and through its authorized representative and trustee, John C. Hueston (the “Litigation Trustee”), not individually but solely in his representative capacity as Litigation Trustee, and (2) the U.S. Government in its capacity as plaintiff-intervenor and acting for and on behalf of the U.S. Environmental Protection Agency, the U.S. Department of Agriculture (acting through the U.S. Forest Service), the U.S. Department of the Interior (acting through the Fish and Wildlife Service and the Bureau of Land Management), the U.S. Department of Commerce (acting through the National Oceanic and Atmospheric Administration), the U.S. Department of Defense (including the U.S. Department of the Army, U.S. Army Corps of Engineers, U.S. Department of the Navy, and U.S. Department of the Air Force), and the Nuclear Regulatory Commission (collectively, the “U.S.,” and together with the Litigation Trust, the “Plaintiffs”), that would result in resolving their disputes related to the Tronox Adversary Proceeding, including Trust Derivative Claims (as such term is defined in the Agreement, which is defined below); and

WHEREAS, the Board has reviewed and discussed with management the proposed Settlement Agreement by and among (1) the Litigation Trust, (2) the U.S., and (3) Anadarko Petroleum Corporation, Kerr-McGee Corporation, Anadarko US Offshore Corporation (f/k/a Kerr-McGee Oil & Gas Corporation), Kerr-McGee Worldwide Corporation, KM Investment Corporation, Kerr-McGee Shared Services Company LLC, Kerr-McGee Credit LLC1, and Kerr-McGee Stored Power Company LLC (the “Agreement”), a copy of which is attached hereto as Exhibit A; and

WHEREAS, the Agreement contemplates, among other things, the payment by the Company of Five Billion One Hundred Fifty Million Dollars ($5,150,000,000.00) in cash to Plaintiffs, plus Interest thereon from the Lodging Date (as such terms are defined in the Settlement Agreement) (collectively, the “Settlement Payment”); and

WHEREAS, for purposes of these preambles and resolutions, the term “Authorized Persons” shall mean, at any given time, each or any one or more of the Company’s duly elected (i) Chairman of the Board, (ii) President, (iii) Chief Executive Officer, (iv) any Executive Vice President, (v) any Senior Vice President, and (vi) any Vice President.

NOW, THEREFORE, BE IT RESOLVED, that the Agreement, in the form substantially as presented to and reviewed by this Board be, and hereby is, approved.

RESOLVED, that the Authorized Persons, acting individually or together, be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Company (and its subsidiaries, as necessary or appropriate) to execute the Agreement, with such modifications, amendments or supplements as may be necessary, advisable or appropriate in the discretion of the Authorized Persons, the execution and delivery thereof by the Authorized Persons to conclusively evidence approval thereof by such Authorized Persons and the Board.

RESOLVED, that the Authorized Persons acting individually or together be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Company (and its subsidiaries, as necessary or appropriate) to effectuate the payment of the Settlement Payment, with such funds coming from (1) the assets of the Company or its subsidiaries, and/or (2) from funds drawn from the Company’s existing secured revolving credit facility.

[1]	Kerr-McGee Credit LLC was dissolved in 2007. At the time of its dissolution, Kerr-McGee Worldwide Corporation was its sole member. They are referenced in the Settlement Agreement solely because they were named as a defendant in the Adversary Proceeding.

RESOLVED, that the Authorized Persons acting individually or together be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Company, to (a) negotiate, execute and deliver any and all documents, instruments, financing statements, agreements, amendments, authorizations, powers, certificates or similar items necessary or desirable in connection with the foregoing resolutions with such terms and provisions as the Authorized Persons shall determine to be necessary, advisable or appropriate, the execution and delivery thereof by the Authorized Persons to conclusively evidence approval thereof by such Authorized Persons and the Board, and (b) perform the obligations and carry out the duties of the Company (and its subsidiaries, if any) thereunder.

RESOLVED, that the Company and the Authorized Persons be, and each of them hereby is, authorized and empowered to execute, deliver and carry out any present, continuing or future obligations under the Agreement referenced that may be required thereby, and to effect any necessary filing(s) with any and all appropriate regulatory authorities as may be required or as the Authorized Persons may deem necessary, advisable or appropriate in order to carry out the purposes and intent of the foregoing resolutions.

RESOLVED, that the Secretary or any Assistant Secretary of the Company be, and each of them hereby is, authorized and empowered to certify and furnish copies of these resolutions or any other resolutions deemed to have been adopted pursuant hereto and statements as to the incumbency of the Company’s officers (under corporate seal if necessary) as may be requested, and effect any necessary or desirable filings and/or disclosures (including a press release) with any and all appropriate governmental and/or regulatory authorities.

RESOLVED, that all actions heretofore taken, or caused to be taken, by any officer, authorized employee and/or agent of the Company in connection with the documents, transactions and actions contemplated by the foregoing resolutions be, and the same hereby are, approved, ratified and confirmed in all respects.

[Signature page follows]

IN WITNESS WHEREOF, I have hereunto set my hand this 2nd day of April, 2014.

KERR-MCGEE CORPORATION

/s/ Amanda M. McMillian
Amanda M. McMillian
Corporate Secretary

ANADARKO US OFFSHORE CORPORATION

/s/ Amanda M. McMillian
Amanda M. McMillian
Corporate Secretary

KERR-MCGEE WORLDWIDE CORPORATION

/s/ Amanda M. McMillian
Amanda M. McMillian
Corporate Secretary

KM INVESTMENT CORPORATION

/s/ Amanda M. McMillian
Amanda M. McMillian
Corporate Secretary

KERR-MCGEE SHARED SERVICES COMPANY LLC

KERR-MCGEE STORED POWER COMPANY LLC

CERTIFICATE OF RESOLUTIONS

I, Amanda M. McMillian, do hereby certify that I am the duly elected, qualified and acting Corporate Secretary of each of (a) Kerr-McGee Shared Services Company LLC, a Delaware limited liability company, and (b) Kerr-McGee Stored Power Company LLC, a Delaware limited liability company (collectively, the “Companies”).

I do hereby further certify that the following resolutions were duly adopted by the respective Sole Member (the “Member”) of each of the Companies via written consent, and that said resolutions have not been revised, rescinded or revoked and remain in full force and effect as of the date of this certificate:

APPROVAL OF SETTLEMENT AGREEMENT RELATED TO TRONOX ADVERSARY PROCEEDING

WHEREAS, the Member believes that it is in the best interest of the Company to resolve current and potential litigation and other claims (collectively, the “Claims”) made in the Tronox Adversary Proceeding currently pending in the U.S. Bankruptcy Court for the Southern District of New York; and

WHEREAS, the Company has negotiated a resolution of the Claims with (1) the Anadarko Litigation Trust (the “Litigation Trust”), by and through its authorized representative and trustee, John C. Hueston (the “Litigation Trustee”), not individually but solely in his representative capacity as Litigation Trustee, and (2) the U.S. Government in its capacity as plaintiff-intervenor and acting for and on behalf of the U.S. Environmental Protection Agency, the U.S. Department of Agriculture (acting through the U.S. Forest Service), the U.S. Department of the Interior (acting through the Fish and Wildlife Service and the Bureau of Land Management), the U.S. Department of Commerce (acting through the National Oceanic and Atmospheric Administration), the U.S. Department of Defense (including the U.S. Department of the Army, U.S. Army Corps of Engineers, U.S. Department of the Navy, and U.S. Department of the Air Force), and the Nuclear Regulatory Commission (collectively, the “U.S.,” and together with the Litigation Trust, the “Plaintiffs”), that would result in resolving their disputes related to the Tronox Adversary Proceeding, including Trust Derivative Claims (as such term is defined in the Agreement, which is defined below); and

WHEREAS, the Member has reviewed and discussed with management the proposed Settlement Agreement by and among (1) the Litigation Trust, (2) the U.S., and (3) Anadarko Petroleum Corporation, Kerr-McGee Corporation, Anadarko US Offshore Corporation (f/k/a Kerr-McGee Oil & Gas Corporation), Kerr-McGee Worldwide Corporation,

KM Investment Corporation, Kerr-McGee Shared Services Company LLC, Kerr-McGee Credit LLC1, and Kerr-McGee Stored Power Company LLC (the “Agreement”), a copy of which is attached hereto as Exhibit A; and

WHEREAS, the Agreement contemplates, among other things, the payment by the Company of Company of Five Billion One Hundred Fifty Million Dollars ($5,150,000,000.00) in cash to Plaintiffs, plus Interest thereon from the Lodging Date (as such terms are defined in the Settlement Agreement) (collectively, the “Settlement Payment”); and

WHEREAS, for purposes of these preambles and resolutions, the term “Authorized Persons” shall mean, at any given time, each or any one or more of the Company’s duly elected (i) President, (ii) any Executive Vice President, (iii) any Senior Vice President, and (iv) any Vice President.

NOW, THEREFORE, BE IT RESOLVED, that the Agreement, in the form substantially as presented to and reviewed by the Member be, and hereby is, approved.

RESOLVED, that the Authorized Persons, acting individually or together, be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Company (and its subsidiaries, as necessary or appropriate) to execute the Agreement, with such modifications, amendments or supplements as may be necessary, advisable or appropriate in the discretion of the Authorized Persons, the execution and delivery thereof by the Authorized Persons to conclusively evidence approval thereof by such Authorized Persons and the Member.

RESOLVED, that the Authorized Persons acting individually or together be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Company (and its subsidiaries, as necessary or appropriate) to effectuate the payment of the Settlement Payment, with such funds coming from (1) the assets of the Company or its subsidiaries, and/or (2) from funds drawn from the Company’s existing secured revolving credit facility.

RESOLVED, that the Authorized Persons acting individually or together be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Company, to (a) negotiate, execute and deliver any and all documents, instruments, financing statements, agreements, amendments, authorizations, powers, certificates or similar items necessary or desirable in connection with the foregoing resolutions with

[1]	Kerr-McGee Credit LLC was dissolved in 2007. At the time of its dissolution, Kerr-McGee Worldwide Corporation was its sole member. They are referenced in the Settlement Agreement solely because they were named as a defendant in the Adversary Proceeding.

such terms and provisions as the Authorized Persons shall determine to be necessary, advisable or appropriate, the execution and delivery thereof by the Authorized Persons to conclusively evidence approval thereof by such Authorized Persons and the Member, and (b) perform the obligations and carry out the duties of the Company (and its subsidiaries, if any) thereunder.

RESOLVED, that the Company and the Authorized Persons be, and each of them hereby is, authorized and empowered to execute, deliver and carry out any present, continuing or future obligations under the Agreement referenced that may be required thereby, and to effect any necessary filing(s) with any and all appropriate regulatory authorities as may be required or as the Authorized Persons may deem necessary, advisable or appropriate in order to carry out the purposes and intent of the foregoing resolutions.

RESOLVED, that the Secretary or any Assistant Secretary of the Company be, and each of them hereby is, authorized and empowered to certify and furnish copies of these resolutions or any other resolutions deemed to have been adopted pursuant hereto and statements as to the incumbency of the Company’s officers (under corporate seal if necessary) as may be requested, and effect any necessary or desirable filings and/or disclosures (including a press release) with any and all appropriate governmental and/or regulatory authorities.

RESOLVED, that all actions heretofore taken, or caused to be taken, by any officer, authorized employee and/or agent of the Company in connection with the documents, transactions and actions contemplated by the foregoing resolutions be, and the same hereby are, approved, ratified and confirmed in all respects.

[Signature page follows]

IN WITNESS WHEREOF, I have hereunto set my hand this 2nd day of April, 2014.

KERR-MCGEE SHARED
SERVICES COMPANY LLC

/s/ Amanda M. McMillian
Amanda M. McMillian
Corporate Secretary

KERR-MCGEE STORED POWER COMPANY LLC

/s/ Amanda M. McMillian
Amanda M. McMillian
Corporate Secretary

SCHEDULE 1

ANADARKO AFFILIATES AND PREDECESSORS

Entity	Jurisdiction	Parent
HS Partners, Inc.	California	Kerr-McGee Rocky Mountain Corporation
Kerr-McGee Energy Services Corporation	Delaware	Kerr-McGee Rocky Mountain Corporation
Kerr-McGee Foundation Corporation	Oklahoma	Kerr-McGee Shared Services Company LLC
Kerr-McGee Gathering LLC	Colorado	Kerr-McGee Rocky Mountain Corporation
Kerr-McGee L.P. Corporation	Delaware	Kerr-McGee Oil & Gas Corporation
Kerr-McGee Leasing Corporation	Delaware	Kerr-McGee Credit LLC
Kerr-McGee Natural Gas, Inc.	Delaware	Kerr-McGee Oil & Gas Corporation
Kerr-McGee Oil & Gas Onshore LLC	Delaware	Kerr-McGee L.P. Corporation
Kerr-McGee Oil & Gas Onshore LP	Delaware	Kerr-McGee Oil & Gas Onshore LLC
Kerr-McGee Oil & Gas (Shelf) LLC	Delaware	Kerr-McGee Oil & Gas Corporation
Kerr-McGee Onshore Holding LLC	Delaware	WHL, Inc.
Kerr-McGee Onshore LLC	Delaware	WHL, Inc.
Kerr-McGee Rocky Mountain Corporation	Delaware	Kerr-McGee Oil & Gas Corporation
Kerr-McGee Rocky Mountain LLC	Delaware	Kerr-McGee Oil & Gas Corporation
Kerr-McGee Stored Power Corporation	Nevada	Kerr-McGee Stored Power Company LLC
Kerr-McGee Worldwide Corporation	Delaware	Kerr-McGee Corporation
KM Transportation Leasing Corporation	Delaware	Kerr-McGee Leasing Corporation
KM-Insurance Company	Oklahoma	Kerr-McGee Shared Services Company LLC
KM Land, LLC	Oklahoma	Kerr-McGee Shared Services Company LLC
Oryx Crude Trading & Transportation Limited Partnership	Delaware	Kerr-McGee L.P. Corporation Kerr-McGee Oil & Gas Onshore LLC
Oryx Crude Trading & Transportation, Inc.	Delaware	Kerr-McGee Oil & Gas Corporation
Oryx Development -II, L.P.	Delaware	Kerr-McGee Oil & Gas Onshore LP
Oryx Development Limited Partnership	Delaware	Kerr-McGee Oil & Gas Onshore LP
Oryx Energy Payroll Company	Delaware	Kerr-McGee Oil & Gas Corporation
Oryx Gas Marketing Company	Delaware	Kerr-McGee Oil & Gas Corporation
Oryx Gas Marketing Limited Partnership	Delaware	Kerr-McGee L.P. Corporation Kerr-McGee Oil & Gas Onshore LLC
Oryx Pipeline Company	Delaware	Kerr-McGee Oil & Gas Corporation
Oryx Pipeline Limited Partnership	Delaware	Kerr-McGee L.P. Corporation Kerr-McGee Oil & Gas Onshore LLC
Oryx Services Company	Delaware	Kerr-McGee Oil & Gas Corporation
P&P Land Co.	Oklahoma	Kerr-McGee Chemical Worldwide, LLC

5

Resource Gathering Systems, Inc.	California	Kerr-McGee Rocky Mountain Corporation
Sendero Gas Pipeline, Inc.	Texas	Kerr-McGee Oil and Gas Onshore LP
Southtech Exploration, L.L.C.	Delaware	Kerr-McGee Rocky Mountain Corporation (50%)
Sun Offshore Gathering Company	Delaware	Kerr-McGee Oil & Gas Corporation
Sun Offshore Gathering Limited Partnership	Delaware	Kerr-McGee L.P. Corporation Kerr-McGee Oil & Gas Onshore LLC
Sun Pennsylvania Limited Partnership	Delaware	Kerr-McGee L.P. Corporation Kerr-McGee Oil & Gas Corporation
US Avestor, LLC	Delaware	Kerr-McGee Stored Power Company LLC (50%)
Walter & Westport International LLC	Colorado	Kerr-McGee Oil and Gas Onshore LP
Westport Argentina LLC	Colorado	Kerr-McGee Oil and Gas Onshore LP
Westport Canada LLC	Delaware	Kerr-McGee Oil and Gas Onshore LP
Westport Field Services, L.L.C.	Delaware	Kerr-McGee (Nevada) LLC
Westport Overriding Royalty LLC	Colorado	Kerr-McGee Oil and Gas Onshore LP
White Shoal Pipeline Corporation	Delaware	Kerr-McGee Oil & Gas Corporation Torch Energy Marketing, Inc. Case-Pomeroy Oil Corporation
Whitecap Pipeline Company, L.L.C.	Delaware	Kerr-McGee Oil & Gas Corporation
WHL, Inc.	Delaware	Kerr-McGee Oil & Gas Corporation

6

SCHEDULE 2-A

U.S. COVERED SITES-DOD

NON-NRD

Colloquial Site Name	Full Site Name	Site Location
Fireworks Site	National Fireworks Site, Hanover, MA	MA
Henderson Site	Tronox LLC Henderson Facility	NV
MMR Site	Massachusetts Military Reservation, Cape Cod, MA	MA

7

SCHEDULE 2-B

U.S. COVERED SITES- DOI and NOAA

NRD

COLLOQUIAL SITE NAME	FULL SITE NAME	SITE LOCATION
Ambrosia Lake	Rio Algom Mines and Quivira Mill Site, McKinley County, NM Ambrosia Lake Facility, Grants, NM	NM
Beaumont	International Creosoting State Superfund Site, Beaumont, TX	TX
Churchrock	Northeast Churchrock Quivira Mines (#1 and #1E), McKinley County, NM	NM
Fireworks Site	National Fireworks Site, Hanover, MA	MA
Hattiesburg	Former Gulf States Creosoting Site, Hattiesburg, MS	MS
Jacksonville Ag Chem	Kerr-McGee Chemical LLC, Jacksonville, FL	FL
Jericho	Stoller Chemical Site, Jericho, SC	SC
Kress Creek	Kerr-McGee Kress Creek/West Branch DuPage River Site, DuPage County, IL	IL
Manville	Federal Creosote Superfund Site, Manville, NJ	NJ
Milwaukee	Moss-American Site, Milwaukee, WI	WI
Navassa/Wilmington	Kerr-McGee Chem Corp Site, Navassa, NC	NC
North Haven	Schiavone Site, North Haven, CT Universal Drive Site, North Haven, CT	CT
Rome	Success Drive Parcels/MGS Site, Rome, Oneida County, NY	NY
Sandstone	Kettle River Company – Creosote Plant Site, Sandstone, Pine County, MN	MN
Savannah	Kerr-McGee Pigments (Savannah) Inc., Savannah, GA	GA
Searles Lake	Searles Valley Minerals/Searles Lake, San Bernardino County, CA Boiler Ash Site or Argus Boiler Ash Pile American Potash & Chemical Corporation, Trona, CA	CA
Texarkana

Tronox, Texarkana Facility and Associated Properties Located at 2513 Buchanan Road, Texarkana, TX

Kerr-McGee Chemical LLC, Forest Products Division, Texarkana, TX

Texarkana Wood Preserving Facility, Texarkana, TX

TX

8

SCHEDULE 2-B (CONT’D)

U.S. COVERED SITES- DOI and NOAA

NON-NRD

SHORT SITE NAME	FULL SITE NAME	SITE LOCATION
Bristol Mine	Bristol Mine, Pioche, NV	NV

Caselton Mine	Caselton Tailings Site, Lincoln County, NV Kerr-McGee Caselton Site, Pioche, NV	NV
Spencer Mine	Spencer Mine, 13N 9W, McKinley County, NM	NM

9